SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant /_/

Check the appropriate box:
/X/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

/_/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NCT GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): /X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)  Total fee paid:
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/ / Fee paid previously with preliminary materials.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
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

                          [NCT Group, Inc. Letterhead]
                                20 Ketchum Street
                           Westport, Connecticut 06880



________, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of NCT Group, Inc., a Delaware corporation, to be held at 2 p.m., local time, on July 10, 2001 at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905. All shareholders of record as of May 11, 2001 are entitled to vote at the Annual Meeting. I urge you to be present in person or represented by proxy at the Annual Meeting.

The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting. At the Annual Meeting, you will be asked to consider and approve, among other things, an amendment to NCT's Restated Certificate of Incorporation to increase the number of shares of common stock authorized for NCT. In addition, you will be asked to consider and approve a new stock incentive plan. NCT's Board of Directors has unanimously recommended a vote on each of the matters outlined herein. We urge you to review the attached material carefully and to return the enclosed proxy promptly.

Directors and officers of NCT will be present to help host the Annual Meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend. Even if you expect to attend the Annual Meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed your proxy.

On behalf of your Board of Directors, thank you for your support.

Sincerely,



/s/ MICHAEL J. PARRELLA
--------------------------------
Michael J. Parrella
Chief Executive Officer and
Chairman of the Board of Directors

                                 NCT GROUP, INC.
                                20 Ketchum Street
                           Westport, Connecticut 06880
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD July 10, 2001


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NCT Group, Inc. will be held at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905 on Tuesday, July 10, 2001 at 2 p.m. for the following purposes:

1. To elect five directors for the year following the Annual Meeting or until their successors are elected;

2. To consider and approve an amendment of NCT's Restated Certificate of Incorporation to increase the number of shares of common stock authorized thereunder from 450,000,000 shares to 645,000,000 shares;

3. To consider and approve a stock incentive plan (the "2001 Plan") to provide for 25,000,000 of the newly authorized shares of common stock to be used for options and other stock-based incentive programs for persons eligible to participate thereunder;

4. To consider a proposal from a shareholder relating to option and warrant repricings and extensions of option and warrant terms; and

5. For the transaction of such other business as may properly come before the Annual Meeting.

     These items are more fully described in the following pages, which are hereby made a part of this Notice. The record date for the Annual Meeting is the close of business on May 11, 2001. All holders of our common stock at that time are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

     The presence, in person or by proxy, of a majority of the shares of our common stock entitled to vote will constitute a quorum for the Annual Meeting. The affirmative vote of a majority of the outstanding shares of our common stock is necessary for the adoption of Proposal No. 2. The affirmative vote of a majority of the shares of our common stock entitled to vote and present, in person or in proxy, at the Annual Meeting is required for the adoption of Proposals 3 and 4. The vote of a plurality of the shares of common stock entitled to vote and voting, in person or by proxy, is necessary for the election of any director.

     Your vote is very important. To ensure that your shares are represented, you should complete, sign, date and return the enclosed proxy card in the prepaid envelope provided, whether or not you expect to attend the Annual Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted.

By Order of the Board of Directors,

/s/ IRENE LEBOVICS
---------------------------
Irene Lebovics
President and Secretary

Westport, Connecticut
______, 2001

                                 NCT GROUP, INC.
                                20 Ketchum Street
                           Westport, Connecticut 06880

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                               GENERAL INFORMATION

Solicitation

     This Proxy Statement and form of Proxy are being mailed on or about May 21, 2001, to all shareholders of record at the close of business on May 11, 2001, in connection with the solicitation by the Board of Directors of NCT Group, Inc. of proxies for the Annual Meeting to be held at 2 p.m., local time, on July 10, 2001 at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905. "NCT," "company," "we," and "our" refer to NCT Group, Inc. and its subsidiaries. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the company. All proxies duly executed and received by the persons designated as proxy thereon will be voted on matters presented at the Annual Meeting in accordance with the instructions given thereon by the person executing such proxy or, in the absence of specific instructions, will be voted as the instructions on the proxy card may indicate. Management does not know of any other matter that may be brought before the Annual Meeting, but, in the event that any other matter should properly come before the Annual Meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the company's offices, 20 Ketchum Street, Westport, Connecticut 06880, for a period of ten days prior to the Annual Meeting. Such list will also be available for examination at the Annual Meeting.

Revocability

     Any shareholder may revoke his or her proxy at any time before the Annual Meeting by written notice to such effect received by the company at the address shown above, attention: Corporate Secretary. A shareholder also may revoke his or her proxy at any time before the Annual Meeting by delivery of a subsequently dated proxy or by attending the Annual Meeting and voting in person.

Quorum and Voting

     The total number of issued and outstanding shares of common stock of the company as of May 11, 2001, was ___________. The common stock is the only class of securities of the company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on May 11, 2001 will be entitled to vote. A majority of the shares outstanding and entitled to vote, or __________ shares as of May 11, 2001, must be present at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business.

     The affirmative vote of a majority of all of the outstanding shares of common stock of the company is required to approve Proposal No. 2 (the amendment of the company's Restated Certificate of Incorporation). Because the affirmative vote of a majority of all of the outstanding shares of common stock of the company is required to approve Proposal No. 2, an abstention or a broker non-vote with respect to that proposal will have the effect of a vote against that proposal.

     The affirmative vote of a majority of the shares of common stock present and voting in person or by proxy at the Annual Meeting is required to approve the other proposals (other than with respect to the election of directors) and to transact such other business as may properly come before the Annual Meeting. With respect to a proxy marked "Abstain," shares are considered present at the Annual Meeting for the purpose of determining the presence of a quorum, but as they are not affirmative votes for the proposals, they will have the same effect as a vote against the proposals. With respect to broker non-votes, shares are considered present at the Annual Meeting for the proposal for which the broker withheld authority and will not be counted in the vote as to a particular proposal, but will have the effect of a vote against the proposal.

     Directors will be elected by plurality of the votes cast whenever a quorum is present, and proxy cards marked "Abstain" and broker non-votes will not be counted in any election of a director or have any effect on the number of votes required to elect such director.

Solicitation Expenses

     All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, employees or agents may solicit proxies by telephone or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and we may reimburse them for their out-of-pocket expenses incurred in connection therewith. The costs of solicitation of proxies are anticipated to be approximately $90,000.

Admission to Annual Meeting

     If your NCT stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the list of shareholders. A beneficial owner who plans to attend the Annual Meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to the company's Investor Relations department. Admittance to the Annual Meeting will be based upon availability of seating. Shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions desk. If your stock is held in street name, you must bring a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.

                        PROPOSAL 1. ELECTION OF DIRECTORS

Information Concerning Nominees

     Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the company or until their successors are elected and qualified. The table below sets forth the positions and offices presently held with the company by each nominee, his age, and the year from which such nominee's service on the company's Board of Directors dates. The business background of each nominee follows the table. The proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that such additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for those nominees. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

                                   Director
            Name           Age      Since        Positions  and Offices
           -----          ----    ----------     ----------------------
    Michael J. Parrella    53       1986      Chief Executive Officer and
                                              Chairman of the Board of Directors
    Jay M. Haft            65       1990      Director
    John J. McCloy II      63       1986      Director
    Sam Oolie              64       1986      Director
    Irene Lebovics         48       2001      President, Secretary and Director


     Michael J. Parrella currently serves as Chief Executive Officer of the company and Chairman of the Board of Directors. Mr. Parrella was elected Chairman of the Board of Directors of the company on April 21, 2000, on which date he relinquished the position of President. From November 1994 to July 1995, Mr. Parrella served as Executive Vice President of NCT. Prior to that, from February 1988 until November 1994, he served as President and Chief Operating Officer of the company. He initially became a director in 1986 after evaluating the application potential of NCT's noise cancellation technology. At that time, he formed an investment group to acquire control of the Board of Directors and to raise new capital to restructure NCT and its research and development efforts. Mr. Parrella also serves as Chief Executive Officer and Acting President of NCT Audio Products, Inc., known as NCT Audio, a subsidiary of the company, a position to which he was elected on September 4, 1997. He became a director of NCT Audio on August 25, 1998. On January 5, 2001, Mr. Parrella was elected Acting Chief Executive Officer of Advancel Logic Corp., known as Advancel, a subsidiary of the company. Mr. Parrella is a director of Advancel, serves as Chairman of the Board of Distributed Media Corporation, known as DMC, a subsidiary of the company, and serves as Chairman of the Board of NCT Hearing Products, Inc., known as NCT Hearing, a subsidiary of the company. During 2000, Mr. Parrella became a director of NCT subsidiaries acquired in 2000, including Midcore Software, Inc. and Pro Tech Communications, Inc. and subsidiaries formed in 2000, including DMC Cinema, Inc., a subsidiary of DMC., NCT Video Displays, Inc., known as NCT Video, DMC New York, Inc., known as DMC-NY, ConnectClearly.com, Inc., known as CCC, DMC HealthMedia, Inc., and Artera Group, Inc., known as Artera.

     Jay M. Haft currently serves as a director of NCT and had served as Chairman of the Board of Directors of the company until April 21, 2000. From November 1994 to July 1995, he served as President of the company. He also serves as a director of the company's subsidiaries, NCT Audio, DMC, Advancel and NCT Hearing. Mr. Haft is a strategic and financial consultant for growth stage companies. He is currently of counsel to Parker Duryee Rosoff & Haft, in New York. He was previously a senior corporate partner of such firm (1989-1994) and prior to that, a founding partner of Wofsey, Certilman, Haft et al (1966-1988). Mr. Haft is active in international corporate finance, mergers and acquisitions, as well as in the representation of emerging growth companies. He has actively participated in strategic planning and fund raising for many high-tech companies, leading edge medical technology companies and technical product, service and marketing companies. He is a Managing General Partner of Gen Am "1" Venture Fund, an international venture capital fund. Mr. Haft is a director of numerous public and private corporations, including RVSI, Inc. (OTC), DCAP Group, Inc. (OTC), Encore Medical Corporation (OTC), Viragen, Inc. (OTC), PC Service Source, Inc. (OTC), DUSA Pharmaceuticals, Inc. (OTC), Oryx Technology Corp. (OTC), and Thrift Management, Inc. (OTC). Mr. Haft serves as Treasurer of the Miami City Ballet and as a Trustee of Florida International University.

     John J. McCloy II currently serves as a director of NCT. He served as Chief Executive Officer of the company from September 1987 to November 1994 and as Chairman of the Board of Directors of the company from September 1986 to November 1994. In addition, he served as NCT's Chief Financial Officer from November 1990 to February 1993 and as its Secretary-Treasurer from October 1986 to September 1987. Mr. McCloy was appointed a director of NCT Audio on November 14, 1997. Since 1981, he has been a private investor concentrating on venture capital and early stage investment projects in a variety of industries. Mr. McCloy is the Chairman of Mondial Ltd. and Unified Waste Services. He is a director of American University in Cairo and the Sound Shore Fund, Inc.

     Sam Oolie currently serves as a director of the company. Since his appointment on September 4, 1997, Mr. Oolie has also served as a director of NCT Audio. He is Chairman of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products, and has held that position since August 1995. Since July 1985, he has also served as Chairman of Oolie Enterprises, an investment company. Mr. Oolie currently serves as a director of Avesis, Inc. and Comverse Technology, Inc.

     Irene Lebovics currently serves as a director, President and Secretary of NCT and President of NCT Hearing. On April 25, 2001, the Board of Directors unanimously approved the appointment of Ms. Lebovics as a director of NCT. On January 5, 2000, Ms. Lebovics was elected Acting Chief Marketing Officer and Secretary of Advancel. She joined NCT as Vice President of NCT and President of NCT Medical Systems in July 1989. In January 1993, she was appointed Senior Vice President of the company. In November 1994, Ms. Lebovics became President of NCT Hearing. In 1999, Ms. Lebovics was appointed as Executive Vice President. In April 2000, she became President of NCT. She has held various positions in product marketing with Bristol-Myers, a consumer products company, and in advertising with McCaffrey and McCall. Ms. Lebovics is the spouse of Irving Lebovics, NCT's Senior Vice President of Global Sales. Ms. Lebovics also serves as director of Distributed Media Corporation, ConnectClearly.com, Inc., NCT Hearing Products, Inc., NCT Video Displays, Inc., DMC New York, Inc., Artera Group International Limited, Midcore Software, Inc., Advancel Logic Corporation, Pro Tech Communications, DMC HealthMedia, Inc. and DMC Cinema, Inc.

Information Concerning the Board

     The Board of Directors of the company held fifteen meetings (including actions by unanimous written consent which generally involved a telephonic meeting) during the fiscal year ended December 31, 2000. No incumbent director during such period was in attendance at fewer than 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period of his incumbency in such fiscal year; and (2) the total number of meetings held by all committees of the Board of Directors on which he served during such period.

     The company has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee was appointed by the Board of Directors on July 13, 2000 and is comprised of Messrs. Haft and Parrella. If and as may be necessary, the Executive Committee has the authority and responsibility of acting in the place and stead and on behalf of a Chief Executive Officer of the company and of exercising all the powers of that office. During the fiscal year ended December 31, 2000, the members of the Executive Committee conferred with each other at least once a week.

     The Compensation Committee, which was appointed by the Board of Directors on July 13, 2000, reviews and determines the compensation policies, programs and procedures of the company as they relate to NCT's senior management and is presently comprised of Messrs. McCloy and Oolie. The Board of Directors determines, and thereby establishes and provides for the administration of stock option plans, matters relating to the grant or issuance of warrants or options to acquire shares of the company's common stock and other securities of the company or rights to acquire other derivative securities of the company. During the fiscal year ended December 31, 2000, the Compensation Committee held one meeting.

     The Audit Committee is responsible for the review of the activities of the company's independent auditors. The Audit Committee is composed of Messrs. McCloy and Oolie and held one meeting during the fiscal year ended December 31, 2000. The NCT Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached as Annex 1 to this Proxy Statement. In addition, the Board of Directors has determined that all of the Audit Committee members are independent.

     The company does not have a nominating committee. The functions of recommending potential nominees for Board positions are performed by the Board as a whole. The Board will consider stockholder recommendations for Board positions which are made in writing to the company's Chairman of the Board of Directors.

Compensation of Directors

     None of the company's directors received fees, as such, for his services as a director during 2000. Messrs. Haft and Parrella and Ms. Lebovics are paid salaries by the company. See "Executive Compensation and Summary Compensation Table" and "Board Compensation Committee Report on Executive Compensation" below.

     During 2000, each director was granted options to acquire shares of the company's common stock under the 1992 Plan. The shares of common stock underlying options granted in 2000 under the 1992 Plan were 532,012 for each of Messrs. Haft, McCloy and Oolie and were 20,664,634 for Mr. Parrella. Included in these grants were options to acquire 125,000 shares for each of Messrs. Haft, McCloy and Oolie and 6,500,000 shares for Mr. Parrella granted in January 2000 at an exercise price of $0.41 per share, subject to shareholder approval of an increase in the number of shares available under the 1992 Plan. On July 13, 2000, the shareholders approved the necessary increase in shares available under the 1992 Plan. On that day, the price of the NCT common stock was $0.515. The grantees forfeited the January grants and the Board of Directors issued new grants at an exercise price of $0.515 per share with the number of new options granted increased to an amount equal to the number of shares under the January 2000 grant times a factor of 1.2561. A grant made in December 2000 under the 1992 Plan to Mr. Parrella, subject to a sufficient number of shares available, was subsequently reduced as to 2,824,505 shares due to an insufficient number of shares available under the 1992 Plan. Such share award remains an obligation to Mr. Parrella. The vesting for the directors, other than Mr. Parrella, is as follows: such options vest 40% on the dates of grant and 30% upon the first and second anniversary of the dates of grant. The options expire seven years from the dates of grant. The exercise prices range from $0.22 per share to $0.515 per share, the closing bid prices on the dates of grant. The vesting terms of Mr. Parrella's grant are outlined below in notes to the table, "Options and Warrants Granted in 2000."

Certain Relationships and Insider Participation

     On January 26, 1999, Carole Salkind, an accredited investor and spouse of a former director of NCT, subscribed and agreed to purchase secured convertible notes of the company in an aggregate principal amount of $4.0 million. The initial secured convertible note for $1.0 million was signed on January 26, 1999, and the company received the proceeds on January 28, 1999. The note matured on January 25, 2001. The note bears interest at the prime rate as published from time to time in The Wall Street Journal from the issue date until the note becomes due and is paid. The holder has the right at any time on or prior to the day the note is paid in full, to convert at any time, all or from time to time, any part of the outstanding and unpaid amount of the note into fully paid and non-assessable shares of common stock of the company at the conversion price. The conversion price, as amended by the parties on September 19, 1999, of the note and any future notes, is the lesser of (1) the lowest closing transaction price for the common stock on the securities market on which the common stock is being traded, at any time during September 1999; (2) the average of the closing bid price for the common stock on the securities market on which the common stock is being traded for five consecutive trading days prior to the date of conversion; or (3) the fixed conversion price of $0.17. In no event will the conversion price be less than $0.12 per share. The holder agreed to purchase the remaining $3.0 million principal amount of the secured convertible notes on or before June 30, 1999. The company agreed to extend the date for the purchase of remaining installments of secured convertible notes to April 15, 2000. On various dates through March 22, 2000, the holder purchased additional installments of the remaining $3.0 million principal amount of the secured convertible notes, and NCT issued secured convertible notes with the same terms and conditions of the note described above.

     On January 25, 2001, NCT defaulted on the repayment of $1.0 million of secured convertible notes. The default provisions in the note imposed a penalty, the default amount, of $100,000 (10% of the principal payment in default). Default interest from the date of default is due on the principal in default and the default amount at the rate of prime plus 5%.

     On February 13, 2001, the same holder and the company entered into an unsecured, 60-day promissory note in the amount of $0.5 million. Such principal amount and accrued interest was due and payable on April 14, 2001. The promissory note bears interest at the rate of 7% per annum. In connection with this transaction, NCT issued to holder warrants to purchase $0.5 million worth of either, at holder's election, NCT's common stock at $0.21 per share or Pro Tech's common stock at $0.44 per share. In addition, the holder may elect to convert the principal and interest into either NCT's or Pro Tech's common stock at the per share price of the warrants. NCT defaulted on the repayment of the promissory note on April 14, 2001. The default provisions in the promissory note imposed a penalty of 10% of the principal in default, or $50,000.

     On various dates in 2000, Jonathan M. Charry, Ph.D., the company's Senior Vice President, Corporate Development, entered into several short-term promissory notes to borrow funds from the company in anticipation of cash overrides due him under his incentive compensation arrangement described below in "Board Compensation Committee Report on Execution Compensation." Effective April 1, 2001, the borrowed funds had not been repaid but had been consolidated with interest into one outstanding promissory note which is due June 1, 2001 for an aggregate principal amount owed to the company of $101,692. The note bears interest at the prime lending rate as published in The Wall Street Journal on March 21, 2001 plus 1%, or an annual rate of 9.0%.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's officers and directors, and persons who own more than 10% of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and greater than 10% shareholders are required by regulations of the SEC to furnish the company with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the company believes that all filing requirements applicable to its officers, directors, and greater than 10% shareholders were complied with during the period from January 1, 2000 to December 31, 2000, except that Jonathan Charry did not timely file a report on Form 3 when be became Senior Vice President, Corporate Development, but Dr. Charry subsequently filed a report on Form 5 to report his initial beneficial ownership. In addition, grants of options made in July 2000 under the 1992 Plan to the following executive officers and directors: Messrs. Parrella, Haft, McCloy, Oolie, Hammond, Charry, McManus, Siomkos, Lebovics, Hayes and Ms. Lebovics were not timely reported on Form 4 as required but were subsequently reported on Form 5.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 31, 2001, information concerning the shares of common stock beneficially owned by each person who, to the knowledge of the company, is (1) the holder of 5% or more of the common stock of the company, (2) each person who presently serves as a director of the company, (3) the five most highly compensated executive officers of the company (including the company's Chief Executive Officer) in the last fiscal year, and
(4) all executive officers and directors of the company as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

                                             Amount and
                                              Nature of           Approximate
                                              Beneficial          Percentage
        Name of Beneficial Owner             Ownership (1)        Of Class (1)
      -----------------------------------   ----------------      ------------

      Michael J. Parrella                   24,704,897 (2)            6.6%
      Jay M. Haft                            1,944,696 (3)               *
      John J. McCloy                         2,709,803 (4)               *
      Sam Oolie                              1,252,618 (5)               *
      Cy E. Hammond                          1,083,742 (6)               *
      Jonathan M. Charry                       601,220 (7)               *
       James A. McManus                        335,244 (8)               *
      Paul D. Siomkos                          597,683 (9)               *
      Irene Lebovics                         3,375,140 (10)           1.0%
      All Executive Officers and
      Directors as a Group (11 persons)     37,568,653 (11)           9.7%
      Carole Salkind                        54,541,484 (12)          13.8%

  * Less than one percent.

(1) Assumes the exercise of currently exercisable options or warrants to purchase shares of common stock. The percentage of class ownership is calculated separately for each person based on the assumption that the person listed on the table has exercised all options and warrants currently exercisable by that person, but that no other holder of options or warrants has exercised such options or warrants.

(2) Includes 862,500 shares issuable upon the exercise of currently exercisable warrants, 23,833,509 shares issuable upon the exercise of currently exercisable options and 8,888 shares held in custody for Mr. Parrella's dependent children.

(3) Includes 218,500 shares issuable upon the exercise of currently exercisable warrants, 10,000 shares from a stock award granted by the Company and 1,686,305 shares issuable upon the exercise of currently exercisable options.

(4) Includes 862,500 shares issuable upon the exercise of currently exercisable warrants, 5,000 shares from a stock award granted by the Company, 1,262,805 shares issuable upon the exercise of currently exercisable options and 300,000 shares held by the John J. McCloy II Family Trust for which the named person's spouse serves as trustee, shares as to which Mr. McCloy has no voting or investment power.

(5) Includes 25,000 shares from a stock award granted by the Company, 912,805 shares issuable upon the exercise of currently exercisable options, 75,000 shares owned by the named person's spouse, as to which Mr. Oolie has no voting or investment power, 20,000 shares owned by Oolie Enterprises, and 44,313 shares held by the Oolie Family Support Foundation.

(6) Includes 25,000 shares issuable upon the exercise of currently exercisable warrants and 1,058,742 shares issuable upon the exercise of currently exercisable options.

(7) Includes 601,220 shares issuable upon the exercise of currently exercisable options.

(8) Includes 320,224 shares issuable upon the exercise of currently exercisable options and 10,000 shares owned by the named person's spouse, as to which Mr. McManus has no voting or investment power.

(9) Includes 597,683 shares issuable upon the exercise of currently exercisable options. In February 2000, Mr. Siomkos sold 100,000 shares of the company's common stock which had been granted to him by the company as a stock incentive award upon his employment in 1998. Mr. Siomkos resigned from NCT effective January 30, 2001.

(10) Includes 201,250 shares issuable upon the exercise of currently exercisable warrants, 2,583,373 shares issuable upon the exercise of currently exercisable options and 590,517 shares owned jointly with her spouse. Irene Lebovics is married to Irving Lebovics who is also employed by the company and serves as its Senior Vice President, Global Sales. Mr. Lebovics holds various options to acquire an aggregate of 1,188,415 shares of NCT common stock, shares as to which Ms. Lebovics disclaims beneficial ownership.

(11) Includes 2,169,750 shares issuable to 2 directors and 3 executive officers of the company upon the exercise of currently exercisable warrants, 33,820,296 shares issuable to 11 persons upon the exercise of currently exercisable options, and 40,000 shares from stock awards issued by the company to 3 directors. Excludes options to acquire 5,840,875 shares from the company which are not presently exercisable but become exercisable over time by the 11 executive officers and directors of the company as a group.

(12) Ms. Salkind's business address is One Riverfront Plaza, Newark, New Jersey 07102. Includes 41,433,710 shares issuable upon the conversion of convertible secured notes, a default amount and interest thereon calculated at a conversion price of $0.12 per share on the aggregate of $4,000,000 of convertible secured notes outstanding and 2,702,381 shares issuable upon the conversion of a $500,000 convertible secured note, the default amount and interest thereon at a conversion price of $0.21 per share. Excludes shares beneficially owned by Morton Salkind, Ms. Salkind's husband and a former director of the Company, as to which she has no voting or investment power.

Executive Compensation and Summary Compensation Table

     Set forth below is certain information for the three fiscal years ended December 31, 2000, 1999 and 1998 relating to compensation received by the company's Chief Executive Officer and the other four most highly compensated officers of the company whose total annual salary and bonus for the fiscal year ended December 31, 2000 exceeded $100,000 (collectively the "Named Executive Officers").

                                                                                         Securities
                                                                                         Underlying            All
 Name and Principal                                                  Other Annual      Options/Warrants       Other
      Position                         Year   Salary ($)  Bonus ($)  Compensation ($)       SARs (#)       Compensation
------------------------------------- -----  ----------  ---------  ----------------  ----------------   --------------

Michael J. Parrella                    2000   $136,667    $363,000        $20,688         20,664,634 (1)     $ 7,198 (4)
  Chief Executive                      1999    120,000     168,678         22,008          6,812,000 (2)       6,418 (4)
  Officer and                          1998    120,000     205,889         20,615         12,000,000 (3)       5,918 (4)
  Chairman of the Board

Cy E. Hammond                          2000    101,167     133,659         12,000          1,248,742 (6)           -
  Senior Vice President,               1999     94,000      92,941         12,000            175,000 (7)           -
  Chief  Financial Officer,            1998     94,000      42,570         12,000            500,000 (3)           -
  Treasurer and Assistant Secretary

Jonathan M. Charry                     2000    200,000 (8)  34,539 (8)          -          1,378,049 (8)           -
  Senior Vice President,
  Corporate Development

James A. McManus                       2000    197,917           -              -            275,610 (5)           -
  President and Chief                  1999    101,846      59,410 (9)          -            250,000               -
  Executive Officer,
  Distributed  Media Corporation
Paul D. Siomkos (10)                   2000    150,000           -         12,000            169,207 (5)           -
  Senior Vice President,               1999    150,000           -         12,000            150,000               -
  Operations                           1998    105,192 (11) 78,125          8,367          1,000,000 (3)           -

(1) Mr. Parrella served as NCT's President and Chief Executive Officer until April 21, 2000 when he was appointed as Chairman of the Board of Directors and relinquished the position of President. Includes grants subsequently cancelled by the Board of Directors as outlined in Note (5) below.

(2) In addition to a grant under the 1992 Plan for the purchase of 5,000,000 shares, includes replacement grants of warrants and options which would have otherwise expired in 1999. Includes a warrant to purchase 862,500 shares of the company's common stock and an option granted under the 1987 Plan to purchase 250,000 shares of the company's common stock as new grants due to the extension of the expiration dates from 1999 to February 1, 2004. In addition, includes various options under the 1992 Plan to acquire 699,500 shares of the company's common stock as new grants due to the extension of expiration dates from 1999 to February 1, 2004.

(3) On December 4, 1998, the following options were cancelled: as to Mr. Parrella, 6,000,000 shares; as to Mr. Hammond, 250,000 shares; and as to Mr. Siomkos, 500,000 shares. Such options had been granted to employees on various dates in 1998 at exercise prices up to $1.0625 per share and were replaced by new grants for the same number of shares on December 4, 1998 at an exercise price of $0.3125 per share, the then fair market value of the stock.

(4) Consists of annual premiums for a $2.0 million personal life insurance policy paid by the Company on behalf of Mr. Parrella.

(5) Includes grants from January 2000 that were forfeited by the grantees on July 13, 2000 as follows: Mr. Parrella, 6,500,000 shares; Mr. Hammond, 250,000 shares; Mr. McManus, 100,000 shares; and Mr. Siomkos, 75,000 shares. These options had been granted in January 2000 at an exercise price of $0.41 per share, subject to shareholder approval of an increase in the number of shares available under the 1992 Plan. On July 13, 2000, the shareholders approved the necessary increase in shares available under the 1992 Plan. On that day, the price of NCT common stock was $0.515. The Board accepted the forfeitures of the January grants and issued new grants at an exercise price of $0.515 per share with the number of new options granted increased to an amount equal to the number of shares under the January 2000 grant times a factor of 1.2561.

(6) In addition to a grant subsequently forfeited as outlined in Note (5) above, includes 184,718 shares under replacement grants of options which would have otherwise expired in 2000.

(7) Includes a warrant to purchase 25,000 shares of the Company's common stock as a new grant due to the extension of the expiration date from 1999 to February 1, 2004.

(8) Dr. Charry, Senior Vice President, Corporate Development, was hired effective January 3, 2000. In accordance with his letter of employment and incentive bonus arrangement, Dr. Charry was granted an initial stock option to acquire 500,000 shares at $0.16 per share. His salary is paid at the rate of $150,000 per annum and a guaranteed draw against future commissions of $50,000. In addition, Dr. Charry is eligible for an incentive bonus based upon specified performance milestones and overrides on certain financings and licensing or strategic alliance agreements.

(9) Mr. McManus, President and Chief Executive Officer of the company's subsidiary, Distributed Media Corporation, was hired effective March 1, 1999. Prior to that and from May 1998, Mr. McManus served as a consultant to DMC. In accordance with his letter of employment, Mr. McManus is paid a salary at the rate of $120,000 per annum and a guaranteed first year bonus of $70,000. His compensation is subject to 5% annual increases thereafter. The amount herein represents payments for the period employed in 1999.

(10) On January 30, 2001, Mr. Siomkos resigned as Senior Vice President, Operations.

(11) Mr. Siomkos was employed by the company effective March 23, 1998. The 1998 bonus represents the fair market value on the date of award of 100,000 shares of the company's common stock issued in connection with his offer of employment.

Stock Options and Warrants

The following table summarizes the Named Executive Officers' stock option and warrant activity during 2000:

                      Options and Warrants Granted in 2000

                                                                                   Potential Realized Value
                         Shares          Percent of                                  at Assumed Annual
                       Underlying       Total Options                               Rates of Stock Price
                        Options         And Warrants                               Appreciation for Option
                          and            Granted to      Exercise                    and Warrant Term (9)
                        Warrants          Employees       Price      Expiration    ------------------------
   Name                 Granted          in 2000 (6)    Per Shares       Date           5%          10%
--------------------- -------------      ------------   ----------  -------------  -----------  -----------
Michael J. Parrella    6,500,000 (1)       19.3%          $0.410      1/18/07 (1)  $1,084,923   $2,528,331
                       8,164,634 (2)(7)    24.2%           0.515      7/13/07       1,711,770    3,898,153
                       3,000,000 (3)(8)     8.9%           0.220     12/06/07         268,686      626,153
                       3,000,000 (3)(8)     8.9%           0.440     12/06/07         537,373    1,252,307

Cy E. Hammond            250,000 (1)        0.7%           0.410      1/18/07 (1)      41,728       97,244
                         314,024 (2)(7)     0.9%           0.515      7/13/07          65,837      153,429
                         250,000 (3)        0.7%           0.220     12/06/07          22,391       52,179
                         250,000 (3)        0.7%           0.440     12/06/07          44,781      104,359
                         169,718 (4)       54.0% (4)       0.750     10/06/02          20,064       42,132
                          15,000 (4)        4.8% (4)       0.750      7/15/03           2,424        5,221

Jonathan M. Charry       500,000 (5)        1.5%           0.160      1/03/10          50,312      127,499
                         628,049 (2)        1.9%           0.515      7/13/07         131,675      306,858
                         125,000 (3)        0.4%           0.220     12/06/07          11,195       26,090
                         125,000 (3)        0.4%           0.440     12/06/07          22,391       52,179

James A. McManus         100,000 (1)        0.3%           0.410      1/18/07          16,691       38,897
                         125,610 (2)        0.4%           0.515      7/13/07          26,335       61,372
                          50,000 (3)        0.1%           0.220     12/06/07           4,478       10,436

Paul D. Siomkos           75,000 (1)        0.2%           0.410      1/18/07          12,518       29,173
                          94,207 (2)        0.3%           0.515      7/13/07          19,751       46,029
-----------------------------------------------------------------------------------------------------------

(1) These options were granted in January 2000 at an exercise price of $0.41 per share, subject to shareholder approval of an increase in the number of shares available under the 1992 Plan. Shareholder approval was obtained at the Annual Meeting of Shareholders held on July 13, 2000. On that day, the price of NCT common stock was $0.515. The January grants were forfeited by the grantees and the Board of Directors issued new grants at an exercise price of $0.515 per share with the number of new options granted increased to an amount equal to the number of shares under the January 2000 grant times a factor of 1.2561.

(2) Options to acquire these shares were granted pursuant to the 1992 Plan with an exercise price of $0.515 per share, the fair market value of the company's common stock on the date of grant. These options vest as follows:
     40% on the date of grant (July 13, 2000) and 30% on each of the first and second anniversary of the date of grant.

(3) Options to acquire these shares were granted pursuant to the 1992 Plan. Vesting of these grants are as follows: 40% on the date of grant (December 6, 2000) and 30% on each of the first and second anniversary of the date of grant. These options were granted with a $0.22 per share exercise price if the total grant was for less than 99,000 shares. Option grants in excess of 99,000 shares were granted 50% at an exercise price of $0.22 per share, the fair market value of the company's common stock on the date of grant, and 50% at an exercise price of $0.44.

(4) Represents replacement grants under the 1992 Plan. Expiration dates for re-granted options were extended to expiration dates equal to the lesser of five years from the date re-granted or ten years from the original grant date. These options are vested. In the aggregate, these options represent 58.8% of the options re-granted under the 1992 Plan.

(5) Represents initial grant to Dr. Charry upon his employment on January 3, 2000 at an exercise price of $0.16 per share, the fair market value of NCT's common stock on that day. This option vests as follows: 25% on the date of grant and 25% on each of the first, second and third anniversary of the date of grant.

(6) Percentages for the grants described in (1), (2), (3) and (5) above are based upon the aggregate total granted under the 1992 Plan less amounts granted to consultants and non-employee directors (i.e., directors other than Messrs. Haft and Parrella) and amounts attributable to replacement grants. Percentages for grants attributable to the re-granting of options which would have otherwise expired in 2000 are determined based upon the aggregate total re-granted under the applicable plan less amounts granted to non-employee directors and consultants.

(7) In recognition of the successful acquisition of Theater Radio Network, Midcore Software, Inc. and Pro Tech Communications, Inc. consummated in 2000, the Board of Directors modified the vesting of these grants so that they became 100% vested effective December 6, 2000.

(8) Due to an insufficient number of shares available under the 1992 Plan, the Board of Directors reduced the grant to Mr. Parrella by 2,824,505 shares.

(9) The dollar amounts on these columns are the result of calculations of the respective exercise prices at the assumed 5% and 10% rates of appreciation compounded annually through the applicable expiration date. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of the company's common stock and overall market conditions.

                2000 Aggregated Option and Warrant Exercises and
                   December 31, 2000 Option and Warrant Values

The following table sets forth certain information with respect to the exercise of options and warrants to purchase common stock during the fiscal year ended December 31, 2000, and the unexercised options and warrants held and the value thereof at that date, by each of the Named Executive Officers.

                                                           Number of Shares
                           Number                             Underlying                 Value of Unexercised
                             of                           Unexercised Options            In-the-Money Options
                           Shares                           and Warrants at                 And Warrants at
                           Acquired                        December 31, 2000               December 31, 2000
                             on          Value    ----------------------------------- ----------------------------
    Name                 Exercise (#)   Realized   Exercisable (#)  Unexercisable (#)  Exercisable   Unexercisable
----------------------  -------------  ---------- ---------------- ------------------ ------------- --------------

Michael J. Parrella              -     $     -       24,696,009       1,881,120        $    -        $       -

Cy E. Hammond                    -           -        1,083,742         450,000             -                -

Jonathan M. Charry               -           -          601,220         776,829             -                -

James A. McManus                 -           -          320,224         105,366             -                -

Paul D. Siomkos                  -           -          597,683         146,524             -                -

                        10-Year Option/Warrant Repricings

     The following table summarizes for the Named Executive Officers the stock options and warrants which have been repriced during the ten year period ending December 31, 2000.

     From time to time, grantees forfeit options and warrants and the company issues replacement grants for such options and warrants that would otherwise expire. In 2000, the Board of Directors re-granted such options and warrants that would have otherwise expired in 2000 to applicable employees and directors. All of such options and warrants were fully vested. The new term for the replacement options was the lesser of 5 years from the date re-granted or 10 years from the original grant date. The 2000 replacement options were granted at the original exercise price.

                                  Number of       Market                                Length of
                                  Securities     Price of     Exercise                   Original
                                  Underlying     Stock at     Price at                  Option Term
                                   Options/       Time of      Time of                  Remaining at
                                    Warrants     Repricing    Repricing        New         Date of
                                  Reprised or    or Amend-     or Amend-    Exercise     Repricing
         Name            Date      Amended (#)     ment ($)      ment ($)    Price ($)   Amendment
---------------------  ---------  ------------  ------------  -----------  -----------  ------------
Michael J. Parrella      2/01/99      862,500     $  0.2400    $  0.7500    $  0.7500     0 years
                         2/01/99      250,000        0.2400       0.5000       0.5000     0 years
                         2/01/99       15,000        0.2400       0.6875       0.6875     0 years
                         2/01/99       15,000        0.2400       0.6876       0.6876     0 years
                         2/01/99      500,000        0.2400       0.6563       0.6563     0 years
                         2/01/99       15,000        0.2400       0.6562       0.6562     0 years
                         2/01/99       15,000        0.2400       0.7187       0.7187     0 years
                         2/01/99      139,500        0.2400       0.7500       0.7500     0 years
                        12/04/98    6,000,000        0.3125       1.0625       0.3125     9 years
                         1/22/97      862,500        0.5000       0.7500       0.7500     0 years
                         1/22/97      250,000        0.5000       0.5000       0.5000     0 years

Cy E. Hammond            4/21/00       169,718       0.7700       0.7500       0.7500     0 years
                         4/21/00        15,000       0.7700       0.7500       0.7500     0 years
                         2/01/99        25,000       0.2400       0.7500       0.7500     0 years
                        12/04/98       250,000       0.3125       1.0313       0.3125     9 years
                         1/22/97        25,000       0.5000       0.7500       0.7500     0 years

Paul D. Siomkos         12/04/98       500,000       0.3125       0.7813       0.3125     9 years

Compensation Arrangements with Certain Officers and Directors

     Mr. Parrella's incentive bonus consists of a cash override of 1% of the value received by the company, in cash or otherwise, upon the execution of transactions with unaffiliated parties. Such arrangement has been in effect since the initial award by the Compensation Committee on February 1, 1996 but was modified effective December 1, 2000. Mr. Hammond's incentive bonus is also comprised of a cash override. See "Board Compensation Committee Report on Executive Compensation" below.

     Effective January 3, 2000, NCT hired Jonathan Charry as its Senior Vice President, Corporate Development. In connection therewith, the company entered into a letter of employment which provides for an annual base salary of $150,000 and a $50,000 guaranteed draw against future commissions. Dr. Charry also has an incentive bonus arrangement based on performance milestones and overrides on certain financings and licensing or strategic alliance agreements.

     Effective March 1, 1999, the company hired James McManus as the President and Chief Executive Officer of the company's subsidiary, Distributed Media Corporation. In conjunction therewith, the company entered into a letter of employment which provides for a base annual salary of $120,000, annual 5% increases of his base salary, a guaranteed first year bonus of $70,000 and $50 per site installed with DMC's DBSS (digital broadcasting station system) during Mr. McManus' first year of employment.

     In February 1998, the company entered into an employment agreement with Paul Siomkos, its then new Senior Vice President of Operations. The term of this employment agreement is four years. Such agreement provides for a base salary of $150,000 and that the amount of any incentive bonus be at the sole discretion of the company. Mr. Siomkos receives an automobile allowance of $1,000 per month. Although Mr. Siomkos resigned effective January 30, 2001, his compensation will continue through July 2002 at an annual rate of $162,000.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2000, John McCloy and Sam Oolie served as members of the Compensation Committee of the company's Board of Directors. Each of Messrs. McCloy and Oolie also served as members of the Board of Directors of NCT Audio since their respective appointments in 1997.

Board Compensation Committee Report on Executive Compensation

     Mr. Haft served as Chairman of the company's Board of Directors from July 17, 1996 through April 21, 2000. Since July 17, 1996, Mr. Haft has served as Chairman of the Executive Committee of the Board of Directors. From November 1994 through July 1995, Mr. Haft was Chief Executive Officer of the company. Mr. Haft continues to receive compensation from the company. The total compensation paid by the company to Mr. Haft in 2000, 1999 and 1998 was $64,500, $85,500 and $96,000, respectively. Effective July 1, 1999, Mr. Haft's total compensation was reduced from an annual rate of $96,000 to an annual rate of $75,000, comprised of a base salary of $63,000, company-provided health insurance and life insurance and an automobile allowance of $12,000. Effective April 21, 2000, Mr. Haft's automobile allowance was eliminated. Options granted to Mr. Haft during the year ended December 31, 2000 are as follows:

                          Shares           Exercise
                        Underlying           Price          Expiration
     Date of Grant    Options Granted      per Share          Date
    ----------------  ----------------   --------------  --------------
        1/18/00           125,000           $ 0.410            *
        7/13/00           157,012             0.515          7/13/07
       12/06/00           125,000             0.220         12/06/07
       12/06/00           125,000             0.440         12/06/07

* The January 2000 grant was forfeited by Mr. Haft.

     The vesting requirements are as follows: 40% on the dates of grant and 30% on each of the first and second anniversary of the dates of grant.

     Mr. Parrella has served as the Company's Chief Executive Officer since June 19, 1997 and has served as its President from July 1995 until April 21, 2000. Mr. Parrella's base salary for 2000, until November 30, 2000, was continued at the rate of $120,000 per annum, the same as his base salary in 1998 and 1997. Effective December 1, 2000, the Board of Directors increased Mr. Parrella's base salary to an annual rate of $320,000. Mr. Parrella is also eligible for a cash incentive bonus. As previously reported, in May 1995, in recognition of the efforts of Mr. Parrella under the difficult conditions the company was then facing and in recognition of the importance of his continued services to the then ongoing restructuring program, the Board of Directors awarded Mr. Parrella a cash bonus of 1% of the cash to be received by the company upon the establishment of certain significant business relationships. Such percentage bonus was made contingent upon the execution of relevant documentation or other form of closing with regard to these relationships. Effective January 1, 1996, this percentage bonus arrangement was extended indefinitely until modified or terminated by the company's Board of Directors. Effective December 1, 2000, the Board of Directors approved a cash override of 1% on all cash and other value received by the company through May 31, 2001 and a cash override of 1/2% thereafter. At the April 25, 2001 Board of Directors meeting, such May 31, 2001 date was extended to October 31, 2001. Under this percentage bonus arrangement during 2000, Mr. Parrella was paid a bonus of $363,000. Also in 2000, the company paid Mr. Parrella a $20,688 automobile allowance and the company paid the $7,198 annual premium on his behalf for a $2.0 million personal life insurance policy.

     The options granted to Mr. Parrella are outlined at the table, "Options and Warrants Granted in 2000." Mr. Parrella's grants aggregated 20,664,634 in 2000 of which 6,500,000 were subsequently forfeited by Mr. Parrella. The vesting on the grant of July 13, 2000 was subsequently accelerated by the Board of Directors to 100% vested effective as of December 6, 2000 in recognition of the completion of certain acquisitions. Mr. Parrella's vesting of a grant from April 1999 of 5,000,000 shares was also accelerated to 100% vested effective as of July 13, 2000. Of the aggregate 6,000,000 shares granted on December 6, 2000 subject to sufficient shares available under the 1992 Plan, the Board of Directors had Mr. Parrella stand-down his rights to 2,824,505 shares because these exceeded the number of shares available under the 1992 Plan. This amount remains an obligation pending future availability under the 1992 Plan or adoption of a new stock option plan. Vesting on the December 6, 2000 grants are as follows: 33.3% on the date of grant, 16.7% on the first anniversary of the date of grant, and 25% on each of the first and second year of profitability of NCT.

     The base salary of Mr. Hammond, as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, was $94,000 until November 30, 2000, the same as his base salary in 1998 and 1997. Effective December 1, 2000, Mr. Hammond's annual base salary was increased by the Board of Directors to $180,000 and his annual automobile allowance of $12,000 stays in effect. In addition, the Board of Directors approved an incentive compensation arrangement for Mr. Hammond of a cash override of 1/4% on all cash and other value received by the company through May 31, 2001 and a cash override of 1/8% thereafter. At the April 25, 2001 Board of Directors meeting, such May 31, 2001 date was extended to October 31, 2001. Mr. Hammond was awarded a cash bonus of $133,659 in 2000. Also in 2000, the company paid Mr. Hammond a $12,000 annual automobile allowance. Option activity for Mr. Hammond is summarized at "Options and Warrants Granted in 2000." On April 21, 2000, two of Mr. Hammond's option grants for the purchase of 169,718 shares and 15,000 shares which had expiration dates in 2000, were forfeited and re-granted at an exercise price of $0.75, the exercise price of the forfeited grants. Such exercise price was slightly less than the $0.77 fair market value of the common stock on the date of the replacement grants. Including the replacement grants, Mr. Hammond's grants aggregated 1,248,742 in 2000 of which 250,000 were subsequently forfeited by Mr. Hammond. The vesting on Mr. Hammond's July 13, 2000 grant was subsequently accelerated by the Board of Directors to 100% vested effective as of December 6, 2000 in recognition of the completion of certain acquisitions. Vesting on the December 6, 2000 grants are as follows: 40% on the date of grant and 30% on each of the first and second anniversary of the date of grant.

     The base salary and a guaranteed draw of Dr. Charry, Senior Vice President, Corporate Development, were established at $150,000 and $50,000, respectively. The incentive bonus arrangement established for Dr. Charry provides that he receives cash compensation for completion of specified events and receives a cash override equal to 1% of the value of certain subsidiary financing transactions and 1/2% of the value of licensing agreements and joint venture alliances in which he is directly involved. Under this bonus arrangement, Dr. Charry was paid $35,000 during the year ended December 31, 2000. Dr. Charry has also borrowed money from the company as outlined above in "Certain Relationships and Insider Participation." During 2000, Dr. Charry was granted options to acquire an aggregate of 1,378,049 shares as outlined in the table, "Options and Warrants Granted in 2000."

     The base salary and guaranteed first year bonus of Mr. McManus, President and Chief Executive Officer of DMC, were established at $120,000 and $70,000, respectively, with an annual increase of 5% upon each anniversary of his March 23, 1999 initial employment date. Mr. McManus was granted options to acquire an aggregate of 275,610 shares of common stock of the company of which an option for 100,000 shares was subsequently forfeited by Mr. McManus. The vesting requirements are as follows: 40% on the dates of grant and 30% on each of the first and second anniversary of the dates of grant.

     The base salary of Mr. Siomkos, as Senior Vice President, Operations, was $150,000. In addition, Mr. Siomkos was paid a $12,000 automobile allowance. Mr. Siomkos resigned as an officer from NCT on January 30, 2001 but will continue to be paid through July 2002 at an annual rate of $162,000. Mr. Siomkos was granted an aggregate of 169,207 shares under option in 2000 of which an option for 75,000 shares was subsequently forfeited by Mr. Siomkos. The exercise price of the grant for 94,207 shares was $0.515 per share, the fair market value on the date of grant. The vesting is as follows: 40% on the date of grant and 30% on each of the first and second anniversary of the date of grant.

     In 2000, the Compensation Committee reviewed the results of an extensive executive compensation study which considered industry and geographic comparisons to comparably sized public companies. In addition, the Compensation Committee evaluated the internal pay equity of the company's officers and took into consideration the contribution being made to the company's development efforts by these officers; the absence, in certain instances, of any material increase in base salary or other cash compensation for any of the past several years; the importance of the company continuing to receive their services and the benefit of their knowledge of the company's technologies; and the company's ability to provide them with adequate levels of remuneration either in cash or in securities. Accordingly, it is the opinion of the Compensation Committee that the above-described rates of compensation are reasonable.


                                          THE COMPENSATION COMMITTEE


                                          By:   /s/ SAM OOLIE
                                                /s/ JOHN McCLOY

Performance Graph

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                 NCT Group, Inc.
                              Stock Performance (1)


                                [OBJECT OMITTED]


     ----------------------------------------------------------------------------------------
                                 12/31/95  12/31/96  12/31/97  12/31/98   12/31/99   12/31/00
     ----------------------------------------------------------------------------------------
     NCT                           100        65       180        45         22        28
     ----------------------------------------------------------------------------------------
     NASDAQ Composite Index        100       123       151       212        395       237
     ----------------------------------------------------------------------------------------
     NASDAQ Electronic Component   100       173       182       280        522       428
            Stock Index (2)
     ----------------------------------------------------------------------------------------

(1) Assumes an investment of $100.00 in NCT's common stock and in each index on December 31, 1995.

(2) NCT has selected the NASDAQ Electronic Components Stock Index composed of companies in the electronics components industry listed on the NASDAQ National Market System. Because NCT knows of no other publicly owned company whose business consists solely or primarily of the development, production and sale of systems for the cancellation or control of noise and vibration by electronic means and other applications of NCT's technology, NCT is unable to identify a peer group or an appropriate published industry or line of business index other than the NASDAQ Electronics Components Stock Index.

(3) The respective values at March 31, 2001 for NCT, the NASDAQ Composite Index and the NASDAQ Electronic Component Stock Index, respectively, were as follows: 25, 177 and 262.

Vote Required

     Each nominee need receive only a plurality of the votes cast in his favor at the Annual Meeting to be elected as a Director of the company until the company's next Annual Meeting of Shareholders in 2002.

Board of Directors Recommendation

     The Board recommends a vote in favor for each of the Director nominees listed on the enclosed proxy card.

       PROPOSAL 2. AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                     TO INCREASE AUTHORIZED CAPITALIZATION

     The company's Board of Directors has unanimously approved and declared advisable an amendment to the company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 450,000,000 to 645,000,000, an increase of 195,000,000 shares. The
Board of Directors is submitting this matter for adoption by the holders of the common stock at the Annual Meeting.

     The company needs to increase the authorized but unissued shares of its common stock because our Board of Directors approved a number of securities sales transactions and acquisitions whose terms could obligate us to issue more shares than the company now has authorized. The number of additional shares the company may need to issue is partly a function of the price of our common stock, as further explained below. Although our shareholders are being asked to approve this proposal to increase the authorized but unissued shares to satisfy these obligations, holders of our common stock are not approving the transactions themselves or the terms of securities sold. In addition, shareholders are not approving future issuances of preferred stock or other future transactions by voting for this proposal.

     The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the company, the issuance of additional common shares will reduce the percentage interest of current shareholders in the total outstanding shares of common stock. Approval of this proposal will not affect the number of other shares authorized. The relative rights and limitations of the shares of common stock and other shares authorized would remain unchanged under this proposal.

     As of May 11, 2001, a total of ____________ of the company's currently authorized shares of common stock have been issued and are outstanding, leaving __________ shares of common stock available for all other purposes. A number of the currently authorized but unissued shares of common stock are required to be held in reserve for possible future issuance: (1) upon conversion of convertible notes and interest thereon; (2) upon exercise of outstanding stock options and warrants and shares reserved for future options that may be granted under the Directors' Stock Option Plan (if any); (3) upon the exchange of common stock or preferred stock of certain of our subsidiaries or exchange of DMC licenses; (4) in connection with our private equity credit agreement; and (5) for contingent obligations arising from acquisitions completed in fiscal 2000. These specific purposes for additional shares of common stock are described in greater detail below.

     For certain conversions and exchanges into shares of our common stock, the number of shares required to be reserved may vary as a function of the price of our common stock. At an assumed closing bid price per share of $0.14 (also assumed to be the five-day average closing bid price), NCT would not have available and in reserve all of the shares of common stock necessary to fulfill its obligations for all of the specific future issuances noted above in (1) through (5). At such price, after providing adequate reserves for all of the specific future issuances outlined above, the company would have a shortfall in the number of authorized but unissued shares of common stock of ______________. To alleviate this problem, current executive officers and directors of the company have agreed, as necessary, to release or set aside the reserve required for the exercise of their warrants and options, aggregating 41,086,714 shares of common stock. In addition, our investors, Austost Anstalt Schaan and Balmore S.A., known as Austost and Balmore, and Libra Finance S.A., have agreed to stand-down their rights to 20,000,000 of our shares until the Annual Meeting. If the proposal to increase the number of authorized shares of common stock is adopted, the company would have a total of approximately ___________ unissued and unreserved shares of common stock available for future issuance, at a closing bid price and five-day average closing bid price of $0.14.

     The proposed increase in the number of authorized but unissued shares of common stock would also enable NCT, without undue delay, to issue such shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations and other corporate purposes. If the company's execution of its strategy for its operations does not proceed as planned, the company will need to generate additional capital which may be raised by the issuance of shares of its common stock. The Board believes it to be in the best interest of the company to make additional shares of common stock available for possible issuance for acquisitions, public or private financings involving common stock or preferred stock or other securities convertible into common stock, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     Under the Restated Certificate of Incorporation, the Board of Directors is empowered to issue all or any part of the shares of its unissued authorized common stock without further action by shareholders. Except for the purposes described below in greater detail, the company currently has no specific plans to issue any of its shares of common stock held in treasury (6,078,065 shares) or any additional unissued and unreserved shares of common stock.

     Some of the additional shares will be earmarked for specific purposes. The following sections outline the circumstances under which additional shares of the company's common stock may be required. Excluded from the following discussion and table below are our current reserve of 41,433,710 shares for our secured convertible notes and our current reserve of 5,412,782 shares for issuance upon conversion of our Series G Convertible Preferred Stock. The table below summarizes the additional reserves that may be required at an assumed price of $0.14 per share.

NCT Convertible Note dated February 13, 2001            2,702,381
NCT 8% Convertible Notes dated March 14, 2001           2,985,491
NCT Convertible Note dated April 12, 2001               9,523,810
NCT 8% Convertible Notes dated April 12, 2001           1,492,746
Artera Convertible Notes dated January 9, 2001         43,200,000
Artera Convertible Notes dated April 4, 2001            7,000,000
NCT Video Convertible Note dated April 12, 2001         4,761,905
Options                                                48,834,928
Warrants                                               26,054,283
NCT Audio Common Stock Exchange                         3,379,755
CCC Common Stock Exchange                               3,316,518
Pro Tech Preferred Stock Exchange                       3,890,714
Private Equity Credit Agreement                       200,381,941
DMC-NY Common Stock Exchange                            1,904,667
TRN Earnout                                            17,857,143
Midcore Acquisition                                     6,382,281
                                                     -------------
       Total                                          383,668,563
                                                     =============

Convertible Notes

     On February 13, 2001, Carole Salkind, the spouse of a former director of the company and an accredited investor, loaned the company $500,000 for 60 days. The company issued a promissory note which bears interest at 7% per annum. In connection with this transaction, the company issued a warrant to the holder to purchase, at the holder's election, $500,000 of our common stock at $0.21 per share or $500,000 of the common stock of our majority-owned subsidiary, Pro Tech Communications, Inc. at $0.44 per share. This promissory note is convertible into either NCT common stock or Pro Tech common stock, at the election of the holder, at a conversion price per share which is the same as the warrant exercise price per share. On April 14, 2001, NCT defaulted on the repayment of this promissory note. As such, a penalty of 10% of the principal in default, known as the default amount according to the default provisions in the note, or $50,000, became due. We need a reserve of 2,702,381 shares of our common stock for the conversion of this promissory note, the default amount thereon and accrued interest. The shares of our common stock required to be reserved for the exercise of the warrant are included below at "Warrants and Options."

     On March 14, 2001, NCT entered into a subscription agreement with an accredited investor pursuant to a private placement of a $250,000 convertible note to the investor and a $17,500 convertible note as a finder's fee. The consideration from the investor consisted of $250,000 cash. Such notes mature on March 14, 2002 and bear interest at 8% per annum, payable at maturity. The notes are convertible into shares of NCT common stock from and after July 15, 2001 at a conversion price per share equal to 80% of the lowest closing bid price of NCT common stock for the five trading days prior to conversion. At $0.14 per share, we need a reserve of 2,985,491 shares of our common stock for the conversion of these notes and interest accrued thereon.

     On April 12, 2001, NCT entered into an exchange agreement with the holder of DMC licenses in the NYC DMA, pursuant to which NCT issued to the holder a convertible note of $1,000,000. The consideration from the holder consisted of 1,000 shares of DMC-NY common stock. Such convertible note matures on December 31, 2001 and bears interest at 2% per month accruing from May 27, 2001. The note is convertible into shares of NCT common stock from and after July 15, 2001 at a conversion price per share equal to 93.75% of the average closing bid price of NCT common stock for the five consecutive trading days prior to conversion. We need a reserve of 9,523,810 shares of common stock for the conversion of this convertible note and interest accrued thereon.

     On April 12, 2001, NCT entered into a subscription agreement with an accredited investor pursuant to a private placement of a $125,000 convertible note to the investor and a $8,750 convertible note as a finder's fee. The consideration from the investor consisted of $125,000 cash. Such notes mature on April 12, 2002 and bear interest at 8% per annum, payable at maturity. The notes are convertible into shares of NCT common stock from and after July 15, 2001 at a conversion price per share equal to 80% of the lowest closing bid price of NCT common stock for the five trading days prior to conversion. At $0.14 per share, we need a reserve of 1,492,746 shares of our common stock for the conversion of these notes and interest accrued thereon.

     On January 9, 2001, our wholly-owned subsidiary, Artera Group, Inc., formerly known as NCT Networks, Inc., entered into a subscription agreement with six accredited investors pursuant to a private placement of $5.0 million of its convertible notes. Artera plans to use the proceeds from the issuance of the notes for working capital purposes. The consideration from investors for the convertible notes aggregated approximately $2.5 million and consisted of cash, nonrecourse notes secured by Teltran International, Inc. common stock and 1,190,476 shares of Pro Tech common stock. The Artera convertible notes mature January 9, 2002 and bear interest at 6% per annum, payable at maturity. Such convertible notes are convertible into shares of Artera common stock by dividing the principal to be converted by 100% of the average of the three lowest closing bid prices for the Artera common stock on the principal market or exchange where the Artera common stock is listed or traded for the 10 trading days prior to the conversion. Pursuant to an exchange rights agreement, as modified, entered into by NCT and the holders of the Artera convertible notes, such notes are exchangeable for shares of NCT common stock from and after April 5, 2001 at an exchange price per share of 100% of the average closing bid price of NCT common stock for the five trading days prior to the exchange. NCT registered 20 million shares of common stock that NCT may be obligated to issue upon the exchange of the Artera convertible notes. After the vote of shareholders at the Annual Meeting, we are obligated to register additional shares for the exchange of the Artera convertible notes. At $0.14 per share, NCT would need a reserve of 43,200,000 shares of common stock for the exchange of the Artera notes.

     On April 4, 2001, Artera entered into a subscription agreement with two accredited investors pursuant to a private placement of $700,000 of its convertible notes. Artera plans to use the proceeds from the issuance of the notes for working capital purposes. The consideration from investors for the convertible notes aggregated $694,000, net of expenses, and consisted of cash. These Artera convertible notes mature April 4, 2002 and bear interest at 6% per annum, payable at maturity. Such convertible notes are convertible into shares of Artera common stock by dividing the principal to be converted by 100% of the average of the three lowest closing bid prices for the Artera common stock on the principal market or exchange where the Artera common stock is listed or traded for the 10 trading days prior to the conversion. Pursuant to an exchange rights agreement dated April 4, 2001, entered into by NCT and the holders of these Artera convertible notes, such notes are exchangeable for shares of NCT common stock from and after April 5, 2001 at an exchange price per share of 100% of the average closing bid price of NCT common stock for the five trading days prior to the exchange. NCT is obligated to register shares for the exchange of these Artera notes. At $0.14 per share, NCT would need a reserve of 7,000,000 shares of common stock for the exchange of the April 4, 2001 Artera notes.

     On April 12, 2001, our wholly-owned subsidiary, NCT Video Displays, Inc., entered into a subscription agreement with an accredited investor pursuant to a private placement of a $500,000 convertible note. The consideration from the investor consisted of $500,000 cash. The NCT Video note matures on December 31, 2001 and bears interest at 8% per annum, payable at maturity. Such convertible note is convertible into shares of NCT Video common stock by dividing the principal to be converted by 93.75% of the average of the lowest closing bid prices for the NCT Video common stock on the principal market or exchange where the NCT Video common stock is listed or traded for the five trading days prior to the conversion. Pursuant to an exchange rights agreement entered into by NCT and the holder of the NCT Video convertible note, such note is exchangeable for shares of NCT common stock from and after September 15, 2001 at an exchange price per share of 93.75% of the average closing bid price of NCT common stock for the five trading days prior to the exchange. After the vote of shareholders at the Annual Meeting, we are obligated to register shares for the exchange of the NCT Video convertible note. At $0.14 per share, NCT would need a reserve of 4,761,905 shares of common stock for the exchange of the NCT Video note and interest accrued thereon.

Warrants and Options

     The company has various stock option plans, including its 1987 Plan, its 1992 Plan and its Directors' Plan. In addition, the company has granted stock options and warrants outside of its formal option plans. In July 1999, the company issued a common stock warrant to Production Resource Group ("PRG") for, at PRG's election, either (1) the number of shares of the company's common stock which may be purchased for an aggregate purchase price of $1,250,000 at the fair market value on July 19, 1999; or (2) the number of shares representing five percent of the fully paid and nonassessable shares of common stock of DMC at the purchase price per share equal to either (x) if a DMC qualified sale (a sale in one transaction in which the aggregate sales proceeds to DMC equal or exceed $5,000,000) has closed on or before December 31, 1999, the purchase price per share determined by multiplying the price per share of DMC common stock or security convertible into DMC common stock by 75% or (y) if a DMC qualified sale has not closed on or before December 31, 1999, at an aggregate price of $1,250,000. The closing bid price on July 19, 1999 was $0.1875. As such, the company has reserved 6,666,667 shares of common stock for the PRG warrant.

     On March 10, 2000, in conjunction with the closing of the Series G Preferred Stock transaction, the company issued warrants to acquire 167,500 shares of NCT common stock. Such warrants are exercisable at $0.71925 per share and expire on March 31, 2005.

     On September 12, 2000, we granted a warrant to Libra Finance S.A. to purchase up to 10,000,000 shares of common stock at an exercise price of $0.317 per share, the closing bid price on September 12, 2000. Libra Finance S.A. is an affiliate of Austost and Balmore. We granted the warrant as consideration for advisory services with respect to our financings completed during the third quarter of 2000. As noted, Libra Finance S.A. has agreed to stand-down its right to exercise the warrant for 10,000,000 shares.

     The aggregate number of shares that may be acquired under warrants granted in the year ended December 31, 2000 was 10,979,875. During the first quarter of 2001, warrants were granted to consultants to acquire an aggregate of 2,625,000 shares at exercise prices ranging from $0.41 to $0.59. In addition, a warrant was issued in connection with the short-term promissory note described above for the right to acquire $500,000 of our common stock at $0.21 per share, or 2,380,952 shares.

     The company is required to reserve approximately 48,834,928 shares of its common stock for all outstanding options and approximately 26,054,283 for all outstanding warrants. Presently, approximately 14,128,699 options are not exercisable. The current executive officers and directors of the company have been granted options and warrants to acquire an aggregate of 41,086,714 shares of common stock. This group has agreed, if it becomes necessary, to set aside the requirement to reserve shares of common stock upon their exercise of options and warrants.

NCT Audio Common Stock Exchange Right

     Between October 10, 1997 and December 4, 1997, NCT Audio sold 2,145 common shares for approximately $4.0 million in a private placement under Regulation D of the Securities Act. The terms of the sale allowed the purchasers of NCT Audio's common stock to exchange their shares for an equally valued amount of the company's common stock at a predetermined exchange ratio. The purchasers could not, however, exercise their exchange right if NCT Audio filed a registration statement for an initial public offering with the SEC within 90 days of the private placement. If the registration statement did not become effective within 180 days, the exchange right was renewed. Purchasers of a total of $1.7 million of NCT Audio common stock later agreed to extend the former period from 90 days to 150 days and the latter period from 180 days to 240 days. NCT Audio failed to file a registration statement within the extended 150 day period. At the same time, NCT is under no obligation to register any of its shares of common stock which may be issued in connection with the above exchange right.

     To date, the company has issued 26,606,622 shares of its common stock in exchange for 1,946 shares of NCT Audio common stock. Of such shares, an aggregate of 19,009,969 shares of our common stock has been registered for resale, and we intend to register another 3,850,000 shares before the Annual Meeting. At a five-day average closing bid price of $0.14, the company has provided a reserve of 3,379,755 shares of its common stock for the exchange of shares of NCT Audio common stock.

ConnectClearly.com Common Stock Exchange Right

     In connection with the initial funding of our subsidiary, ConnectClearly.com, Inc., we issued 1,000 shares of CCC common stock to three accredited investors in consideration for $1.0 million. These investors had agreed to acquire 1,000 additional shares of CCC common stock for another $1.0 million in August 2001. The outstanding CCC common shares are exchangeable for shares of NCT common stock at 80% of the five-day average closing bid price immediately before the exchange. We registered 6,250,000 shares of common stock that may be issued upon the exchange of issued and outstanding CCC common shares. Through April 20, 2001, we have issued 5,545,316 shares of our common stock for 677 shares of CCC common stock. Based on a five-day average price of $0.14 per share, a reserve of 3,316,518 shares is required.

Pro Tech Preferred Stock Exchange Right

     On September 12, 2000, NCT Hearing granted Pro Tech a license for an exclusive right to certain NCT technologies for use in light weight cellular, multimedia and telephony headsets. As consideration for such license, Pro Tech issued approximately 23.4 million shares of its common stock, net of shares issued to an outside consultant, to NCT Hearing as of September 13, 2000. A condition precedent to this transaction was that we arrange for $1.5 million equity financing for Pro Tech to be used for working capital purposes. On September 29, 2000, we and Pro Tech entered into a Securities Purchase and Supplemental Exchange Rights Agreement with Austost, Balmore and Zakeni Limited, collectively known as the Pro Tech Investors, to consummate the $1.5 million financing arranged by us for Pro Tech in connection with the sale of Pro Tech Series A Convertible Preferred Stock to the Pro Tech Investors. Under such agreement, the Pro Tech Investors may elect to exchange their Pro Tech Preferred Stock for shares of common stock of NCT at the then lowest average of the average closing bid price for a share of our common stock as reported on the NASD OTC Bulletin Board for any consecutive five-day period out of fifteen trading days preceding the date of such exchange, less a discount of 20%. We registered shares of NCT common stock that the Pro Tech Investors may offer to sell if they elect to exchange their Pro Tech Preferred Stock for our common stock. Based on a five-day average closing bid price of $0.14, 3,890,714 NCT common shares would be required to exchange the 419 remaining outstanding shares of Pro Tech Preferred Stock and accretion thereon.

Private Equity Credit Agreement

     On September 27, 2000, we entered into a private equity credit agreement with Crammer Road LLC, pursuant to which we may issue our common stock to be sold by Crammer, and Crammer would retain a portion of the proceeds received. In conjunction with this transaction, we issued Crammer a warrant to purchase 250,000 shares of our common stock, which warrant was subsequently forfeited by Crammer. NCT and Crammer agreed to renegotiate key terms of the private equity credit agreement.

     On April 12, 2001, the parties finalized a new private equity credit agreement. The terms of the new credit agreement provide that shares of up to $50 million of our common stock may be sold to Crammer Road pursuant to put notices delivered by the company to Crammer Road. The consideration from Crammer Road shall consist of 20% cash and 80% shares of DMC-NY common stock, until such time as Crammer Road no longer holds shares of DMC-NY, at which point the consideration shall be 100% cash. The terms of the credit agreement obligate the company on a monthly basis and beginning no later than October 1, 2001, to deliver put notices and shares of NCT common stock to Crammer Road for up to an aggregate minimum commitment amount of $17 million, known as the Minimum Commitment Amount. Each put notice up to the Minimum Commitment Amount shall specify a put amount equal to the lesser of $2.5 million or 150% of the weighted average volume for the common stock for the twenty trading days preceding the respective put notice. The issuance and sale of our shares of common stock will have an immediate, dilutive effect on existing holders of the common stock. In connection with the execution of the new private equity credit agreement, we issued a replacement warrant to Crammer for 250,000 shares of our stock. Crammer is entitled to additional warrants for 1,000 shares for each $100,000 of our stock sold pursuant to put notices. At a price of $0.14, we need to reserve 200,381,941 shares of our stock, representing the Minimum Commitment Amount and related warrants under the new private equity credit agreement.

     NCT is negotiating the terms of another equity credit line agreement with Grenville Financial, Ltd., pursuant to which we would issue up to $20 million shares of our common stock to Grenville for cash. While the final terms of such an agreement are currently being negotiated, if a final agreement is reached, the company may need additional reserves of common stock in order to issue shares of common stock to Grenville under this credit line.

DMC-NY Common Stock Exchange Right

     On April 12, 2001, the company entered into an exchange agreement with the holder of DMC licenses in the NY DMA. In exchange for up to 16 DBSS licenses in DMC-NY, the company agreed to pay approximately $1.0 million for each license in cash or NCT common stock. Pursuant to the exchange agreement between NCT and the holder, the company issued to the holder 13,333,333 shares of NCT common stock in exchange for 2,000 shares of common stock of DMC New York, Inc. The company is obligated to register the shares of NCT common stock. According to the terms of the exchange agreement, NCT is also obligated to issue the holder additional shares, known as the Reset Shares, of NCT common stock if the closing bid price for the five business days prior to effectiveness of the registration statement is less than $0.16 per share. Based on a five-day average closing bid price of $0.14 per share, a reserve of 1,904,667 shares of common stock is required in order to provide for the issuance to the holder of Reset Shares.

TRN Acquisition

     On August 18, 2000, DMC Cinema, Inc., known as Cinema, acquired 100% of the outstanding capital stock of Theater Radio Network, Inc., a provider of entertainment audio programming in multiplex cinemas nationwide. Cinema is the surviving corporation. In connection with the acquisition, we issued 7,405,214 restricted shares of our common stock based upon a trailing market price (as defined in the stock purchase agreement) of $0.3376 per share, for a total value of $2,500,000 and a 7.5% equity interest in Cinema. In addition, we were obligated to issue and register additional shares if the trailing market price of our common stock prior to effectiveness of our registration statement was less than $0.3376. As such, we registered 7,405,214 shares along with 2,455,248 additional shares for the fill-up requirement.

     We are required to issue additional shares of common stock to the former shareholders of TRN in the future under certain earnout provisions. Additional shares are required (1) based upon TRN's cumulative revenue from August 1, 2000 through December 31, 2001 and (2) based upon cumulative revenue from August 1, 2000 through June 30, 2002. For each measurement period, shares of our common stock having a value of up to $1,250,000 based upon the trailing market price would be due based on the pro rata achievement of cumulative revenue of $3.3 million and $4.7 million, respectively. If the cumulative revenue is achieved for each measurement period, at $0.14 per share as the trailing market price, we would be obligated to issue up to 17,857,143 shares.

Midcore Acquisition

     On August 29, 2000, we acquired all of the outstanding capital stock of Midcore Software, Inc., a provider of Internet infrastructure software for business networks, through a merger into NCT Midcore, Inc. In connection therewith, we issued 13,913,355 restricted shares of common stock based upon a 10-day weighted average closing bid price of $0.34626 per share, for an aggregate value of $4,817,638. Of those shares, we registered 7,126,548 shares. In addition, the purchase consideration includes $1,725,000 to be paid by NCT in cash over 36 months based upon earned royalties, as defined in the merger agreement. If after 36 months the total royalty has not been earned, the recipients have the right to collect the remaining unpaid balance in cash or through the issuance of our common stock, at their election. In addition, we were obligated to issue and register additional shares if the closing bid price of our common stock prior to effectiveness of our registration statement was less than $0.34626. As such, we registered 2,863,894 additional shares for the price guarantee provision. We are obligated to issue additional shares of common stock, known as the Look Back Shares, if the value of certain shares issued at the closing is less than $1.5 million on the third anniversary of the closing. Conversely, if the value of those shares is more than $1.5 million on the third anniversary of the closing, shares of our common stock would be returned to us. At a price of $0.14 per share, we would need a reserve of 6,382,281 shares of our common stock for the Look Back Shares.

Other Shares

     Finally, the proposed increase in the number of authorized shares of common stock would enable the company, without undue delay, to issue such shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations and other corporate purposes. If the company's execution of its strategy for operations does not proceed according to plan, the company will need to generate additional capital which may be raised by the issuance of shares of its common stock. The Board believes it to be in the best interest of the company to make additional shares of common stock available for possible issuance for acquisitions, public or private financings involving common stock or preferred stock or other securities convertible into common stock, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     Under the Restated Certificate of Incorporation, the Board of Directors is empowered to issue all or any part of the shares of its unissued authorized common stock without further action by shareholders. Except for the purposes outlined above, the company currently has no specific plans or contemplated actions to issue any of its shares held in treasury or any additional unissued and unreserved shares of common stock.


Vote Required

     The affirmative vote of a majority of the issued and outstanding shares of common stock is required to approve the proposal to increase the company's authorized common stock. Any abstention on this proposal or a broker's non-vote on this proposal in respect of a share represented at the Annual Meeting by person or proxy will be counted as a vote against the proposal.

Board of Directors Recommendation

     The Board of Directors unanimously recommends that the holders of the common stock vote "FOR" the proposal to increase the company's authorized common stock.


                           PROPOSAL 3. APPROVAL OF THE
                  NCT GROUP, INC. 2001 STOCK AND INCENTIVE PLAN


     On April 25, 2001, the Board of Directors voted to propose and recommend approval of the adoption of the NCT Group, Inc. 2001 Stock and Incentive Plan (the "2001 Plan"). The 2001 Plan will allow NCT to offer equity incentives to attract, retain and motivate highly qualified individuals essential to NCT's long-term growth and success. Stock options are a key element of NCT's compensation package in the highly competitive employment environment in high technology companies. Stock options also encourage employee loyalty to NCT and align employee interests directly to the interests of NCT's stockholders.

     As of March  31,  2001,  NCT and its  subsidiaries  had  approximately  138 employees worldwide. To support its long-term growth and success, NCT anticipates that it will continue to increase its work force. All of the new and existing employees would be eligible to be considered for option grants under the 2001 Plan. NCT believes that the adoption of the 2001 Plan, which would increase the number of shares of common stock reserved for issuance as stock options to new and existing employees, will help NCT accomplish its recruitment and retention goals and will help keep NCT's stock-based incentive compensation competitive.

     In order to effect the number of shares of common stock reserved for issuance under the 2001 Plan as described herein, the shareholders must approve the amendment to the company's Restated Certificate of Incorporation outlined in Proposal No. 2 above.

     As of March 31, 2001, there were an aggregate of 48,834,928 shares of common stock issuable pursuant to outstanding stock options granted under the 1987 Plan, the Directors Plan, the 1992 Plan and certain non-plan options. In addition, as of March 31, 2001, only 282,500 shares of common stock remained available for future grant, all under the Directors' Plan. The number of shares of common stock available for future grant under its current employee stock option plans is not sufficient. If NCT's stockholders approve the increase in the number of the company's authorized shares of common stock under Proposal No. 2, above, and adoption of the 2001 Plan, 19,000,000 additional shares of common stock will be reserved for issuance and available for future option grants. This represents approximately 9.7% of the increase requested in Proposal No. 2 above. NCT believes that such additional shares under the 2001 Plan will be sufficient to cover projected option grants to new and existing employees for at least two years. NCT does not intend to use any shares of common stock available under the 2001 Plan for any planned grants or for ratification of any grant for which insufficient shares were available when such grant was made or received. If the 2001 Plan is not approved by NCT's stockholders, NCT will not be able to grant any options to employees under NCT's current stock option plans since all of the shares reserved under such plans have been used for grants of options.

     The proceeds received by NCT upon exercise of the options by participants in the 2001 Plan will be used for the general corporate purposes of NCT.

                            Summary of the 2001 Plan

     The full text of the 2001 Plan appears in Annex 2 to this Proxy Statement. Set forth below is a summary of the 2001 Plan.

Administration and Duration

     The selection of participants in the 2001 Plan and the level of participation of each participant will be determined by the Board of Directors or the Compensation Committee of the Board of Directors. Each member of the Committee must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code. Currently the Committee is comprised of two independent directors who are not employees of the company. The Committee will have the authority to interpret the 2001 Plan, to establish and revise rules and regulations relating to the 2001 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2001 Plan. The Committee may delegate any or all of its authority to administer the 2001 Plan as it deems appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Code.

     The 2001 Plan will terminate on July 10, 2011, unless terminated earlier by the Compensation Committee.

No Limit on Award Under the 2001 Plan

     The maximum number of shares as to which stock options and stock awards may be granted under the 2001 Plan is 19,000,000 shares. During the ten-year term of the 2001 Plan, there is no limitation on the number of options or stock awards under the 2001 Plan which may be granted to any one recipient in any calendar year. The shares to be delivered under the 2001 Plan will be made available from the authorized but unissued shares of NCT common stock or from treasury shares. Shares initially reserved under the 2001 Plan that become subject to lapsed, cancelled or surrendered awards or options, and shares tendered in a stock-for-stock exercise of options, will be available for further awards and options under the 2001 Plan.

Eligibility

     All employees of the company and its subsidiaries will be eligible to participate in the 2001 Plan. From time to time, the Committee will determine the employees who will be granted awards, and the number of shares subject to such grants. It is expected that these determinations will be based on each individual's current and potential contribution to the success of NCT and its subsidiaries. At the discretion of the Committee, a participant may receive any combination of options and stock awards. Directors of the company or its subsidiaries are eligible to participate. Persons retained by the company for consulting services who are not employees of the company or its subsidiaries are eligible to participate.

Stock Options

     Options granted under the 2001 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The price of any incentive stock option granted may not be less than the fair market value of the stock on the date the option is granted and the price of any non-qualified options shall be as the Committee determines. The option price is payable in cash or, if the grant provides, common stock, which may include common stock otherwise issuable upon the exercise of options.

     The 2001 Plan allows the Committee to make unvested stock options immediately exercisable upon a change of control of the company. A "change in control" includes:

o changes in the composition of the Board within two years of the 2001 Plan adoption, such that at least two of our five directors are no longer serving as directors of the Board;
o    the acquisition by a third party of 51% or more of our common stock;
o    a sale of all or substantially all of our assets; or
o    shareholder approval of a plan of liquidation.

The 2001 Plan also allows the Committee, in its discretion, to make unvested options immediately exercisable:

o where an optionee's employment is to be terminated due to a divestiture or a downsizing by us;
o    for a retiring optionee who holds options with extended vesting provisions;
     or
o    to prevent inequities.

     Generally, all options terminate after a ten-year period from the date of the grant; however, an option may be exercisable for a period of up to ten years and six months, if necessary, to conform with or take advantage of certain governmental requirements, statutes or regulations.

     The Committee determines the terms of each stock option grant at the time of the grant and may change the terms to the extent any such change may be more favorable to the option holder.

Stock Awards

     The 2001 Plan provides for the granting of stock awards that generally vest after one or more years from the date of the grant, and which consist of shares of common stock issued to participating employees as additional compensation for their services to us. Prior to vesting, shares will be subject to forfeiture if a grantee terminates his or her employment during the restricted period, unless the grantee's employment ends as a result of disability, death, retirement or a change in control of the company. No more than 2,500,000 shares will be granted as restricted stock or equivalent awards under the 2001 Plan.

Transferability

     Generally, options or awards granted to an employee under the 2001 Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the employee. The Committee has the authority, however, to permit non-qualified options to be transferred to members of the employee's immediate family and certain family trusts or partnerships.

Certain Adjustments

     In the event of any change in the number or kind of outstanding shares of common stock of the company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the company, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department ruling regulations:

o in the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee;
o    in the number and kind of shares subject to outstanding options and awards;
o    in the option price; and
o    other adjustments as the Committee deems appropriate.

Amendment and Revocation

     The Committee may amend or revoke the 2001 Plan, but may not, without prior approval of our shareholders:

o increase the maximum number of shares of common stock which may be issued under the 2001 Plan;
o    extend the term of the 2001 Plan or of options  granted  under that Plan;
o    materially modify the eligible class of employees; or
o    effect a change relating to incentive stock options.

Plan Benefits

     Future benefits under the 2001 Plan are not currently determinable. However, current benefits granted to the Named Executive Officers, directors and all other employees in 2000 would not have been increased or decreased if the proposed 2001 Plan had been in effect during 2000.

Tax Treatment of Options and Awards

Incentive Stock Options

     An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his income as a result of a disqualifying disposition.

Non-Qualified Stock Options

     A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

     The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be long-term or short-term gain (or loss), depending upon the holding period of the shares.

     If a non-qualified option is exercised by tendering previously-owned shares of the company's common stock in payment of the option price, then, instead of the treatment described above, the following will apply. A number of new shares equal to the number of previously-owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis plus holding period of the previously-owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income, and his holding period in such shares will begin on the date of exercise.

Stock Awards

     No income will be recognized at the time of grant by the recipient of a stock award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in an amount equal to the compensation realized by the employee.

Outside The United States

     The grant and exercise of options and awards under the 2001 Plan to employees outside the United States may be taxed on a different basis.

Vote Required

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 2001 Plan. Any abstention on this proposal or a broker's non-vote on this proposal in respect of a share represented at the Annual Meeting by person or proxy will be counted against the proposal.

Board of Directors Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the NCT Group, Inc. 2001 Stock and Incentive Plan.


                        PROPOSAL 4. SHAREHOLDER PROPOSAL
           ON REPRICING AND EXTENDING THE TERM OF OPTIONS AND WARRANTS

     A shareholder, Kelvin Smith of Stamford, Connecticut, has advised us that he intends to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board of Directors and the company accept no responsibility, are set forth below. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of NCT stock present in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD HAS CONCLUDED THAT IT DOES NOT SUPPORT THIS PROPOSAL FOR THE REASONS GIVEN BELOW AND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Shareholder Resolution

     WHEREAS, the primary purpose of granting stock options and warrants to employees and directors is to provide an incentive and reward for success and to align the interests of employees and directors with that of shareholders, and

     WHEREAS, reducing the exercise price of options or warrants because the stock price subsequently drops reduces the incentive to work to increase the share price, and grants the holders privileges not shared by stockholders to benefit from the drop in the stock price, and

     WHEREAS, extending the expiration date of options or warrants reduces the urgency to work to increase the share price because the deadline for the benefit is delayed, and

     WHEREAS, the Board of Directors of NCT Group, Inc., has repeatedly extended the expiration date of options and warrants, and has also repeatedly repriced options, contrary to the principles stated above,

     THEREFORE, the shareholders of NCT Group, Inc., request of the Board of Directors that it implement a policy of not reducing the exercise price of options or warrants given to executive officers or directors, nor extending the expiration date of such options or warrants, without the approval of the shareholders.

Proponent's Supporting Statement

     In the past six years, the Board of Directors has three times reduced the exercise price on existing options and warrants held by executive officers and directors: on December 4, 1998, for 8,150,000 shares, reducing the collective purchase price by $5,920,420; on November 8, 1995, for 693,200 shares, reducing the collective purchase price by $248,598; and on January 3, 1995, for 192,754 shares, reducing the collective purchase price by $381,960.

     In addition, expiration dates were extended on options and warrants for approximately 315,000 shares on April 21, 2000; for 4,556,500 shares on February 1, 1999; and for 2,619,750 shares on January 22, 1997. Only the 1997 extensions (for warrants on 2,169,750 shares) were approved by shareholders.

     During the six years from January 1, 1995 through December 31, 2000, NCTI's stock price dropped from 75 cents per share to 18.7 cents a share, while the Nasdaq composite index rose from 752 to 2557. NCTI's performance is less than 10% that of the overall Nasdaq market. By any measure, the company's investor performance has been poor.

     Given this fact, it is inappropriate for the Board of Directors to reward the executive officers and themselves with repriced and extended options and warrants. There should be a consequence for failure to achieve results, even if that consequence is only the expiration of underwater stock options or warrants previously granted. If the Board feels that an extraordinary situation merits repricing or extension, it should seek approval from us, the shareholders, who stand to suffer dilution because of such actions. This is in keeping with good corporate governance principles enunciated by the Council of Institutional Investors, representing over $1 trillion in managed assets.

     More   information   in  support  of  this   proposal   is   available   at
http://pages.cthome.net/elrondct/nctproposal.htm. Please vote FOR the proposal.

Management Comment

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

     We believe that NCT's executive compensation program, which includes salary and stock option components, serves as a competitive vehicle to retain and attract competent executives for the company. We believe that the company's current program of granting options that generally have a term of five to ten years and which have an exercise price equal to the market price on the date of grant, is appropriate and the most widely accepted method of providing incentive compensation to executives.

     Stock options constitute our only long-term incentive compensation plan. Given the highly competitive markets in which we operate, the opportunities for qualified personnel, the volatility of our stock price and the equity markets generally, and our philosophy of cash conservation for investment rather than to pay it as compensation, the Board of Directors needs the flexibility to reprice options or extend the option terms to retain personnel and keep them fully committed to the company's success. In making any decision to reprice existing options or to extend their terms, the Board carefully weighs the potential impact of such actions on the company's shareholders, the current stock price and the company's financial condition and reporting obligations, as well as the alternatives available, if any, to continue to provide incentive to its officers, directors and employees.

     Stock options, from the company's perspective, focus attention on managing the company from an investor's perspective. Stock options awarded to officers, directors and key employees serve this purpose only when the option holder believes he or she has a realistic opportunity to achieve the benefit an option represents over the near and long term.

     In summary, we believe that the company's existing executive compensation policy effectively aligns executive incentives with the interests of its shareholders. We also believe that the shareholder proposal would undermine the long-term interests of the shareholders by adversely affecting the company's ability to attract and retain the most qualified executives needed to grow its business.

     For the reasons stated above, the Board of Directors recommends that you vote "AGAINST" this proposal. Proxies solicited by the Board will be voted against the proposal unless instructed otherwise.

Vote Required

     The affirmative vote of a majority of the shares of our common stock entitled to vote and present, in person or by proxy, at the Annual Meeting is required to approve the shareholder proposal outlined above. Abstentions and broker non-votes in respect of shares represented at the Annual Meeting by person or proxy will be counted as votes against this proposal.

Board of Directors Recommendation

     The Board of Directors unanimously recommends that the holders of the common stock vote "AGAINST" Proposal No. 4.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As to any business which would properly come before the Annual Meeting, the proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                  INFORMATION RELATING TO INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Goldstein Golub Kessler LLP, or GGK, to audit the accounts of the company for the fiscal year ending December 31, 2001. Such firm has reported to the company that none of its members has any direct financial interest or material indirect financial interest in NCT. The company's Audit Committee is composed of Messrs. McCloy and Oolie and has responsibility for recommending the selection of auditors.

     Representatives of Goldstein Golub Kessler LLP are expected to be present at the Annual Meeting of Shareholders. Such persons will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     On July 17, 2000, we notified our predecessor independent accountants, Richard A. Eisner & Co., LLP, or RAE, that the auditing services of RAE would no longer be required. RAE's dismissal was approved by the Board of Directors. RAE originally was selected as our independent accountants in January 1995 to audit the consolidated financial statements as of and for the year ended December 31, 1994.

     During the two fiscal years ended December 31, 1999, and during the subsequent interim period in fiscal 2000 preceding their dismissal as our independent accountants, there were no disagreements with RAE on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RAE, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. RAE's reports on the consolidated financial statements as of and for the years ended December 31, 1999 and December 31, 1998, did not contain any adverse opinion and were not qualified or modified as to audit scope or accounting principles.

     Also on July 17, 2000, we engaged the accounting firm of Goldstein Golub Kessler LLP as independent accountants to audit the consolidated financial statements for the fiscal year ending December 31, 2000. The engagement was authorized by the Board of Directors. During the fiscal year ended December 31, 1999, and the subsequent period, neither NCT nor any person on our behalf consulted GGK regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

     GGK has a continuing relationship with American Express Tax and Business Services Inc., known as TBS, from which it leases auditing staff who are full-time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full-time employees, and therefore, none of the audit services performed were provided by permanent, full-time employees of GGK. GGK manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

     Other services, which do not include financial information system design and implementation, have been provided by TBS.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the company's Quarterly Reports on Form 10-Q for that fiscal year, as well as related audit committee meetings, management memorandum and out of pocket and administrative charges were approximately $276,000, of which $217,000 were attributable to GGK.

All Other Fees

     The aggregate fees billed by independent accountants, which do not include financial information system design and implementation fees, for services rendered to the company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, amounted to approximately $211,000, of which $158,000 were attributable to GGK. The majority of these fees relate to audit and tax activities in support of the company, including services rendered in connection with initial audits performed on acquired companies and review of other filings with the SEC.

Audit Committee Report for the Year Ended December 31, 2000

     The Audit Committee reviews the company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Included in Annex 1 is the Charter of the Audit Committee as adopted by the Board of Directors effective April 25, 2001.

     In this context, the Committee met and held discussions with management. Management represented to the Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management

     The Committee has considered whether the independent auditors' provision of non-audit services, such as tax advice and audits of the companies we acquired, to the company is compatible with the auditors' independence. The Committee concluded that these non-audit services did not have and will not have any effect on the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of the company's independent auditors.


                                          THE AUDIT COMMITTEE


                                          By:   /s/ SAM OOLIE
                                                /s/ JOHN McCLOY

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the company to file information with the SEC concerning its business and operations. Accordingly, the company files annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC's web site at http://www.sec.gov.

     SEC rules and regulations permit us to "incorporate by reference" the information the company files with the SEC. This means that we can disclose important information to you by referring you to the other information the company has filed with the SEC. The information that we incorporate by reference is considered to be part of this Proxy Statement. Information that the company files later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any filings the company will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this document, but prior to the date of the Annual Meeting:

o    Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     You may request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement by writing or calling:

                  NCT Group, Inc.
                  20 Ketchum Street
                  Westport, Connecticut 06880
                  Attn.:  Corporate Secretary

                  Telephone requests may be directed to (203) 226-4447.

     The company has not authorized anyone to give any information or make any representation about the company that differs from or adds to the information in this proxy statement or in the documents that the company files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this Proxy Statement or in the documents that the company files publicly with the SEC.

     The information contained in this Proxy Statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the company's Annual Meeting of Shareholders with respect to fiscal year 2001, to be held in 2002, must be received by the company by December 31, 2001, for inclusion in the company's proxy statement and form of proxy relating to that meeting.

Westport, Connecticut
_____, 2001

                                                                        ANNEX 1

                             Audit Committee Charter
                            Effective April 25, 2001

Status

     The Audit Committee is a committee of the Board of Directors.

Membership

     The Committee shall consist of two or more directors all of whom in the judgement of the Board of Directors shall be independent. Each member shall in the judgement of the Board of Directors have the ability to read and understand the company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgement of the Board of Directors have accounting and financial management expertise.

Responsibilities

1. Review with members of the public accounting firm selected as outside auditors for the company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; review and consider whether the provision by the outside auditors of information technology and other non-audit services is compatible with maintaining their independence; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the company or its subsidiaries.

2. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

3. Recommend annually the public accounting firm to be outside auditors for the company, for approval by the Board of Directors and set their compensation.

4. Review with management and the public accounting firm selected as outside auditors for the company the annual and quarterly financial statements of the company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10K or 10Q with the Securities and Exchange Commission. Such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.

5. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.

6. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the company, the scope and status of systems designed to assure company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the company's contingent liabilities and risks.

Meetings

     The Committee shall meet at least four times a year and at such other times as it deems necessary to fulfill its responsibilities.

Report

     The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the company's proxy statement relating to the election of directors.

                                                                         ANNEX 2

                                 NCT Group, Inc.
                          2001 Stock and Incentive Plan

1.    Purpose.

     The purpose of the NCT Group, Inc. 2001 Stock and Incentive Plan ("the Plan") is to furnish a material incentive to employees, directors, and consultants of the Company and its subsidiaries by making available to them the benefits of Common Stock ownership in the Company through stock options, awards and otherwise. It is believed that these increased incentives stimulate the efforts of employees, directors and consultants towards the continued success of the Company and its Subsidiaries, as well as assist in the recruitment of new employees.

2.    Administration.

     The Plan shall be administered and interpreted by the Compensation Committee, consisting of not less than two persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Executive Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time establish such rules and regulations to administer the Plan, and delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of stock options or awards intended to be qualified under Section 162(m) of the Internal Revenue Code. The decisions of the Compensation Committee or its authorized designee (the "Committee") shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and stock options and awards under the Plan, including the right to construe disputed or doubtful Plan, stock option or award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. No member of the Compensation Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Compensation Committee shall constitute service as a director of the Company so that all members of the Compensation Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its certificate of incorporation.

3.    Total Number of Shares.

     Subject to the provisions of Section 8(b), the maximum amount of stock which may be issued under the Plan is 19,000,000 shares of the Common Stock of the Company. No participant under this Plan shall be granted (i) any options or awards if such participant owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Internal Revenue Code; or (ii) any Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code, which would result in such participant receiving a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year.

     Any shares which are not purchased or awarded under an option or other award which has terminated, been surrendered back to the Company, or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an award or right granted under the Plan, may be used for further grant of options or awards.

4.    Participation in Plan.

     (a) Employees. All employees of the Company or its Subsidiaries shall be eligible to participate in this Plan. From time to time, the Committee shall determine which employees shall be granted options, stock awards or other awards under the Plan, the number of shares of Common Stock to be made subject thereto granted to each such employee, and the terms and conditions of such options, consistent with the Plan. Upon the selection of an employee to be granted an option pursuant to the terms of this Plan, the Committee shall instruct the Secretary to issue such option and may impose such conditions on the grant of such option as it deems appropriate. No Incentive Stock Option shall be granted to any person who is not an employee. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary. No employee shall have the right to be selected to receive an option or other award under this Plan or having been so selected, to be selected to receive a future award grant or option. Neither the award nor any benefits arising out of this Plan shall constitute part of a participant's employment contract with the Company or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan, benefit or arrangement.

     (b) Ineligible Persons. For any and all purposes under this Plan, the term "employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible person is subsequently determined to be an "employee" by any governmental or judicial authority.

     (c) Non Employees. Independent directors and consultants of the Company shall be eligible to participate in this Plan. From time to time, the Committee shall determine which independent directors and consultants shall be granted options, stock awards or other awards under the Plan, the number of shares of Common Stock to be made subject thereto, and the terms and conditions of such options, consistent with the Plan. Upon the selection of an independent director or consultant to be granted an option pursuant to the terms of this Plan, the Committee shall instruct the Secretary to issue such option and may impose such conditions on the grant of such option as it deems appropriate. Independent directors and consultants shall not be granted Incentive Stock Options.

5.    Term of Plan.

     No option or stock award with respect to shares shall be granted pursuant to this Plan after July 10, 2011, but the exercise of options or other awards, and restrictions on options or awards, may extend beyond such date.

6.    Terms and Conditions of Options.

     All options under the Plan may be granted in either or both Incentive Stock Options or non-qualified stock options and shall be subject to the following terms and conditions:

     (a) Option Price. The option price per share shall be set by the Committee (or the Board of Directors, in the case of options granted to independent directors or consultants); provided, however, that in the case of an Incentive Stock Option, the price per share shall be not less than 100% of the fair market value of the Common Stock on the date the option is granted, as determined by the Committee, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

     (b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

     (c) Exercise of Option. The granting of an option imposes no obligation on the optionee to exercise such option. Each option shall become exercisable according to the terms of this Plan, provided, however, that by a resolution adopted after an option is granted by the Committee (or the Board of Directors, in the case of an independent director or outside consultant) may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such option or any portion thereof may be exercised. Except as otherwise provided in this Plan, no portion of an option which is unexercisable at termination of employment, or termination of directorship, or termination of consultancy, as applicable, shall thereafter become exercisable. An option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt; and (ii) accompanying payment of the option price in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

     (d) Term of Option. The Committee shall determine the option exercise period of each stock option. The exercise period for Incentive Stock Options shall not exceed ten years from the grant date. A non-qualified stock option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

     (e) First Exercisable Date. No option may be exercised during the first year of its term or such longer period as may be specified in the option, provided, however, in the event that the Board of Directors of the Company determines that a "Change of Control" of the Company has occurred or will occur, as that term is defined in Section 8(e), any options or awards that are not exercisable or vested shall become exercisable or vested as of the Change of Control, and further provided that the Committee may in its discretion make any options that are not yet exercisable immediately exercisable in cases where (i) an optionee's employment is to be terminated due to a divestiture or downsizing of a business; (ii) in the case of a retiring optionee who holds options with extended vesting provisions; or (iii) otherwise, where the Committee determines that such action is appropriate to prevent inequities with respect to an optionee. At any time and from time to time prior to the time when the option becomes unexercisable under this Plan, the exercisable portion of an option may be exercised in whole or in part, provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board of Directors, in the case of options granted to independent directors or outside counsel) may, by the terms of the option, require any partial exercise to exceed a specified minimum number of shares.

     (f) Termination of Option. All options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the options as the Committee shall deem advisable or appropriate.

     (g) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

     (h) Other Provisions. The option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, the Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Internal Revenue Code and the Treasury Department ruling and regulations issued thereunder with respect to Incentive Stock Options. An Incentive Stock Option which fails to meet any of the requirements set forth in this Plan, the option or Section 422 of the Internal Revenue Code shall be a non-qualified stock option.

7.    Stock Awards.

     Stock awards will consist of shares of Common Stock of the Company issued to participants. Each stock award to a participant shall provide that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein, which shall not occur earlier than one year following the date of the award (except that the award or the Committee may permit the earlier lapse of such restriction in the event of the participant's death, disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its Subsidiaries), and that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate consistent with the provisions of the Plan as herein set forth. Notwithstanding anything in this Plan to the Contrary, the maximum amount of stock awards which may be issued under this Section 7 shall not exceed 2,500,000 shares of Common Stock of the Company.

8.    Conditions Applicable to All Options and Awards.

     (a) Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof or upon any stock award prior to fulfillment of all of the following conditions:

     (i) The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

     (ii) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or Board of Directors, in the case of options granted to independent directors or outside consultants) shall, in its sole discretion, deem necessary or advisable;

     (iii) The obtaining of any approval other clearance from any state or federal governmental agency which the Committee (or the Board of Directors, in the case of options granted to an independent director or consultant) shall, in its sole discretion, determine to be necessary or advisable; and

     (iv) If applicable, the payment in cash by the optionee to the Company of all amounts which the Company is required to withhold under federal, state or local law in connection with the exercise of an option upon request by the Company.

     (b) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares for which any options or awards may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares therefore granted and the price payable. In no event may any change be made in an Incentive Stock Option which would constitute a "modification" under Section 424(h)(3) of the Internal Revenue Code. The Committee may adjust awards to preserve the benefits or potential benefits of the awards otherwise in a manner not inconsistent with applicable provisions of the Code and regulations. Action by the Committee may include, without limitation: (i) adjustment of the number and of kind of shares which may be delivered under the Plan; (ii) adjustments of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments the Committee determines to be equitable. Any such determination shall be final and binding on all parties.

     (c) Transferability. Options and awards shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the optionee's or grantee's lifetime, only by the optionee or grantee, provided, however, that the Committee in its discretion may grant (or sanction by way of an amendment to an existing grant) non-qualified stock options which may be transferred by the optionee, solely as gifts during the optionee's lifetime, to any member of the optionee's immediate family or to a trust established for the exclusive benefit of one or more members of the optionee's immediate family, in which case the terms of such option shall so state. As used in this subsection, immediate family shall mean any spouse, child, stepchild or grandchild of an optionee, and shall include any of the foregoing relationships arising from legal adoption.

     (d) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

     (e) Change of Control. Change of Control shall mean the occurrence of any of the following events: (i) at any time during the two-year period following the Effective Date, or the beginning of a renewal term as the case may be, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginnings of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or
(ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority owned Subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission ("SEC") Regulation 13d-3) of shares of Common Stock of the Company having 50% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting Common Stock of the successor corporation or a holding company thereof representing 51% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

     (f) Applicable Law. Any option or other award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange, the NASDAQ Stock Market, or other principal market on which the Company's Common Stock is listed for trading for such shares or a violation of the applicable laws of any foreign jurisdiction where options or other awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of laws, except to the extent superseded by any controlling Federal statute.

     (g) Performance Based Awards. The Committee may designate whether any award under Section 7 being granted to any employee is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code Section 162(m). The Performance Measurers that may be used by the Committee for such awards shall be based on any one or more of the following as selected by the Committee: Total shareholder return, earnings per share growth, increase in revenue, share price appreciation, return on assets, return on equity, inventory utilization, total asset utilization and operating income growth. For such awards intended to be "performance-based compensation," the grant of the awards and the established of the Performance Measures shall be made during the period required under Code Section 162(m).

     (h) Tax Withholding. The Company shall have the right to deduct applicable taxes from any option or award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the option or award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Common Stock's fair market value when the tax withholding is required to be made.

     (i) Rights as Stockholders. The holder of an option shall not be, nor have any of the rights or privileges of a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until such holder has signed a stockholders agreement, if and as may be required by the Company, and certificates representing such shares have been issued by the Company to such holder.

9.    Definitions.

     (a) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Company.

     (b) Committee. The term "Committee" shall mean the Compensation Committee or such other persons or committee as referred to in Section 2 hereof to which it has delegated any authority, as may be appropriate.

     (c) Common Stock. The term "Common Stock" shall mean the $.01 par value Common Stock of the Company, authorized but unissued and reacquired by the Company and held as treasury stock, or held by any trust or in any reserve established by the Company for the purpose of satisfying the Company's obligations for the issuance of Common Stock under the Plan.

     (d) Company. The term "Company" shall mean NCT Group, Inc., a Delaware corporation, or any successor corporation.

     (e) Effective Date. The effective date shall be April 26, 2001.

     (f) Compensation Committee. The term "Compensation Committee" shall mean the Compensation Committee of the Company as constituted by resolution of the Board of Directors.

     (g) Incentive Stock Option. The term "Incentive Stock Option" shall mean an option which qualifies under Section 422 of the Internal Revenue Code and is designated an Incentive Stock Option by the Committee.

     (h) Internal Revenue Code. The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     (i) Subsidiary. The term "Subsidiary" shall mean a subsidiary corporation of the Company as determined by the Committee, provided, however, that in the case of Incentive Stock Options, such term shall be as defined in Section 424(f) of the Internal Revenue Code.

10.   Use of Proceeds.

     The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

11.   Amendment and Revocation.

     The Compensation Committee shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the participants affected, unless required by law, no change may be made in any option or award theretofore granted which will impair the rights of participants under outstanding options or awards, and provided further, that the Compensation Committee may not, without the approval of the holders of a majority of the outstanding Common Stock present in person or by proxy at any duly called meeting of the stockholders, make any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan, extends the term of the Plan, reduces the option price below that now provided for in the Plan, materially modifies the eligible class of employees, or effects a change relating to Incentive Stock Options which is inconsistent with Section 422 of the Internal Revenue Code. The Compensation Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an option or award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any options or awards, or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an Appendix hereto.

12.   Compliance with Section 16.

     With respect to participants subject to section 16 of the Securities Exchange Act of 1934 ("Members"), all grants, awards, exercises of options and any other transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Act of 1934. To the extent that compliance with any Plan provision applicable solely to such Members is not required in order to bring a transaction by such Member into compliance with Rule 16b-3 or any successor rule or regulation, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Plan administrators. To the extent any provision of the Plan or action by the Plan administrators involving such Members is deemed not to comply with an applicable condition of Rule 16b-3 or any successor rule or regulation, it shall be null and void as to such Members, to the extent permitted by law and deemed advisable by the Plan administrators.

13.   Effect of Plan Upon Other Option and Compensation Plans.

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for directors, employees or consultants of the Company (or any Subsidiary); or (b) to grant or assume options otherwise than under this Plan in connection with any proper purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

14.   Approval of Plan by Stockholders.

     This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board of Directors' initial adoption of this Plan and the Plan and the options granted hereunder will be effective upon approval by such stockholders as contemplated by Section 280G(b)(5)(A)(ii) of the Internal Revenue Code and regulations thereunder as if a "change in control" occurred immediately following such approval. No option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said twelve month period, the Plan and all options theretofore granted shall thereupon be cancelled and become null and void.

15.   Titles.

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

16.   Severability.

     In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

                       NCT ANNUAL MEETING OF SHAREHOLDERS

                            2:00 p.m., July 10, 2001

                             Sheraton Stamford Hotel
                               2701 Summer Street
                           Stamford, Connecticut 06905


                              ADVANCE REGISTRATION

     Advance registration for the NCT Annual Meeting will expedite your entry into the meeting.

     Attendance at the Annual Meeting is limited to NCT shareholders, members of their immediate family or their named representative. We reserve the right to limit the number of representatives who may attend the meeting. Shareholders may register at the door on the day of the meeting by showing proof of ownership of NCT shares.

     If your NCT shares are held for you in a brokerage, bank or other institutional account and you wish to pre-register, please send an Annual Meeting advance registration request to:

   NCT Investor Relations
   20 Ketchum Street
   Westport, Connecticut 06880

Please include the following information:

o    Your name and complete mailing address
o    The name(s) of any family members who will accompany you
o If you will be naming a representative to attend the meeting on your behalf, the name of that individual
o Proof that you own NCT shares as of the record date (e.g., a photocopy of a brokerage or other account statement)

                                 NCT GROUP, INC.
                                20 Ketchum Street
                           Westport, Connecticut 06880

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Michael J. Parrella, Jay M. Haft and Irene Lebovics as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side, all the shares of Common Stock of NCT Group, Inc. held of record by the undersigned on May 11, 2001, at the Annual Meeting of Shareholders to be held on July 10, 2001, or any adjournment thereof.

1.   ELECTION OF DIRECTORS

     FOR all nominees listed below (except as marked to the contrary) / /

     WITHHOLD AUTHORITY to vote for all nominees listed at right / /

      Michael J. Parrella, Jay M. Haft, John J. McCloy II, Sam Oolie, Irene Lebovics (to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

    -------------------------------------------------------------------------

2.   To  approve  the  amendment  of  the  Company's  Restated   Certificate  of
     Incorporation to increase the number of shares of Common Stock authorized thereunder from 450,000,000 shares to 645,000,000 shares.

              FOR / /          AGAINST / /            ABSTAIN / /

3. To approve the adoption of the Company's 2001 Stock Incentive Plan to authorize 19,000,000 shares of Common Stock authorized thereunder.

              FOR / /          AGAINST / /            ABSTAIN / /

4. To approve the shareholder proposal to require NCT shareholder approval for option and warrant repricings or extension of option and warrant terms. The Board of Directors recommend a vote "AGAINST" this proposal.

              FOR / /          AGAINST / /            ABSTAIN / /

5. At their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and voted AGAINST Proposal 4.

                                         Dated:  ________________________, 2001


                                             -----------------------------------
                                                          Signature


                                             -----------------------------------
                                                          Signature

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                           USING THE ENCLOSED ENVELOPE